AGENCY AGREEMENT

THIS AGENCY AGREEMENT made the 22nd day of February, 2017, by and between PACIFIC INVESTMENT MANAGEMENT COMPANY, LLC (“PIMCO”), a limited liability company organized under the laws of the State of Delaware, on behalf of PIMCO Flexible Credit Income Fund, a registered investment company organized under the laws of the Commonwealth of Massachusetts, having its principal place of business at 650 Newport Center Drive, Newport Beach, California 92660 (the “Financial Product”), and any other Financial Products set forth on Attachment I, attached hereto, as amended from time to time (each such fund hereinafter jointly and severally referred to as “Financial Product”) and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 (“DST”) (the “Agreement” or the “Agency Agreement”).

WITNESSETH:

WHEREAS, the Financial Product desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Documents to be Provided with Appointment.

In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Financial Product, there will be filed with DST the following documents:

A.

A certified copy of the resolutions of the Board of Trustees of the Financial Product appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign share certificates, if any, and give written instructions and requests on behalf of the Financial Product;

B.	A certified copy of the Declaration of Trust of the Financial Product and all amendments thereto;
C.	A certified copy of the Bylaws of the Financial Product;
D.	Copies of Registration Statements and amendments thereto filed with the Securities and Exchange Commission;

E.

Specimens of all forms of outstanding share certificates, if any, in the forms approved by the Board of Trustees of the Financial Product, with a certificate of the Secretary/Clerk of the Financial Product, evidencing such approval;

F.	Specimens of the signatures of the officers of the Financial Product authorized to sign share certificates, if any, and individuals authorized to sign written instructions and requests;
G.	A certificate by the Secretary or similarly situated officer of the Financial Product (who may be the Financial Product’s General Counsel) with respect to:
(1)	The Financial Product’s organization and existence under the laws of its state of organization,
(2)	The status of all shares of the Financial Product covered by the appointment under the Securities Act of 1933, as amended (the “1933 Act”), and any other applicable federal or state statute, and
(3)	That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.
H.	For this Section 1, a certificate from the Financial Product’s Secretary or Chief Financial Officer is acceptable.
2.	Representations and Warranties of DST.

DST represents and warrants to the Financial Product that:

A.	It is a corporation duly organized and existing and in good standing under the laws of Delaware.
B.	It is duly qualified to carry on its business in the State of Missouri and in any other jurisdiction in which it is required to so qualify.
C.	It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.
D.

It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934, as amended (the “1934 Act”). It will promptly notify PIMCO in the event of any material change in its status as a registered transfer agent.

E.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.
F.	It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
G.	It is and will remain in material compliance with all federal and state laws, rules and regulations applicable to its transfer agency business and the performance of its duties,

obligations and services under this Agreement, including applicable federal and state privacy laws such as the Gramm-Leach Bliley Act, Regulation S-P, Regulation S-ID and/or other federal or state privacy or identity theft prevention laws and the rules and regulations promulgated thereunder (e.g., Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq. (the “MA Privacy Law”).
H.

It has implemented various procedures and systems reasonably designed to safeguard the Financial Product’s records and other data and the Transfer Agent’s records, data equipment, facilities and other property used in the performance of its obligations hereunder from loss or damage attributable to fire, theft or any other cause, and that it will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder.

3.	Representations and Warranties of PIMCO on behalf of the Financial Product and of PIMCO on its own behalf.

PIMCO, on behalf of the Financial Product, represents and warrants to DST that:

A.

It is a trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts and it is duly qualified, as required, to carry on its business in the jurisdictions in which it is required to so qualify.

B.	It is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
C.

A registration statement under the 1933 Act for the shares being offered by the Financial Product is currently effective and will remain effective, and any shares issued after the date hereof will be issued pursuant to an effective registration statement under the 1933 Act, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares being offered for sale by such Financial Product, or appropriate exemptions, including private placement exemptions, are available with respect to the shares of the Financial Product for which a registration statement is not effective.

D.

Each offer to sell or sale of shares of the Financial Product by the Financial Product or its agents, representatives and dealers in each state in which a share is offered for sale or sold will be made in material compliance with all applicable Federal, State or local laws, rules and regulations.

E.	All shares of the Financial Product are, or when issued will be, validly issued, fully paid and nonassessable.

F.	The Financial Product is empowered under applicable laws and by its declaration and Bylaws to enter into and perform this Agreement.
G.	PIMCO is authorized to enter into this Agreement on behalf of the Financial Products and may bind them to the obligations set forth hereunder.
4.	Scope of Appointment.
A.

Subject to the terms and conditions set forth in this Agreement, PIMCO, on behalf of the Financial Product, hereby appoints DST as Transfer Agent and Dividend Disbursing Agent for the Financial Product.

B.

DST hereby accepts such appointment and agrees that it will act as the Financial Product’s Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with the Financial Product’s periodic withdrawal payment accounts and other open accounts or similar plans for securityholders, if any and be responsible for the anti-money laundering (“AML”) functions set forth in Exhibit D.

C.

PIMCO, on behalf of the Financial Product, represents that the Financial Product agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its securityholder account records.

D.

DST, utilizing TA2000TM, DST’s computerized data processing system for securityholder accounting (the “TA2000 System”) and in accordance with the terms and conditions of this Agreement, will perform the following services as transfer and dividend disbursing agent for the Financial Product, and as agent of the Financial Product for securityholder accounts thereof, in a timely manner: (i) issuing (including countersigning), transferring and canceling share certificates; (ii) maintaining on the TA2000 System securityholder accounts; (iii) accepting and effectuating the registration and maintenance of accounts through Networking and the purchase, repurchase , transfer and exchange of shares in such accounts through Financial Product/SERV (Networking and Financial Product/SERV being programs operated by the National Securities Clearing Corporation (“NSCC”) on behalf of NSCC’s participants, including the Financial Products), in accordance with instructions transmitted to and received by DST by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, as hereinafter defined, on the Dealer File maintained by DST; (iv) issuing instructions to the Financial Products’ banks for the settlement of transactions between the Financial Products and NSCC (acting on behalf of its broker-

dealer and bank participants); (v) providing account and transaction information from each affected Financial Product’s records on TA2000 in accordance with NSCC’s Networking and Financial Product/SERV rules for those broker-dealers; (vi) maintaining securityholder accounts on TA2000 through Networking; (vii) providing transaction journals; (viii) preparing securityholder meeting lists for use in connection with any meetings of shareholder of the Financial Product and certifying a copy of such list; (ix) mailing securityholder reports, prospectuses and repurchase notices with respect to the Financial Product’s share repurchases pursuant to Rule 23c-3 under the 1940 Act; (x) withholding, as required by federal law, taxes on securityholder accounts;(xi) preparing, filing and providing, in electronic format, the U.S. Treasury Department Forms 1099, 1042, and 1042S to Financial Product’s print vendor of choice and performing and paying backup withholding as required for all securityholders; (xii) disbursing income dividends and capital gains distributions to securityholders and recording reinvestment of dividends and distributions in shares of the Financial Product; (xiii) preparing and providing, in electronic format, confirmation forms for securityholders to Financial Product’s print vendor of choice, as instructed, for all purchases and liquidations of shares of the Financial Product and other confirmable transactions in securityholders’ accounts; (xiv) providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by the Financial Product or PIMCO; (xv) maintaining those records necessary to carry out DST’s duties hereunder, including all information reasonably required by the Financial Product to account for all transactions in the Financial Product shares; (xvi) calculating the appropriate sales charge with respect to each purchase of the Financial Product shares as instructed by an Authorized Person, as hereinafter defined, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to DST by the Financial Product’s principal underwriter or distributor (hereinafter “principal underwriter”) or an Authorized Person from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter, in each case in accordance with the Financial Product’s then-current prospectus; (xvii) receiving correspondence pertaining to any former, existing or new securityholder account, processing such correspondence for proper recordkeeping, and responding promptly to securityholder correspondence; mailing to dealers confirmations of wire order trades; providing copies of securityholder statements, in electronic format, to Financial Product’s print vendor of choice in accordance with the instructions of an Authorized Person; (xviii) processing purchases and repurchases or instructions to settle any mail or wire order purchases or repurchases received in proper order as set forth in the Financial Product’s then-current prospectus, rejecting promptly any requests not received in proper order (as defined by an Authorized Person or the Procedures as hereinafter defined), and causing exchanges of shares to be executed in accordance with the instructions of Authorized Persons, the applicable then-current prospectus and the general exchange privilege applicable; (xix) providing to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of shares of the Financial Products on TA2000; (xx) providing to the Financial Product escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000; (xxi) providing a Cash Utilization Arrangement consistent with the provisions set forth in Exhibit A; (xxii) process repurchase requests received in good order and, where relevant, deliver appropriate documentation to the Financial Product’s custodian, State Street Bank and Trust Company (“State Street”); (xxiii) pay monies upon receipt from State Street, where relevant, in accordance with the instructions of securityholders participating in a repurchase offer; and (xxiv) deduct and remit to the Financial Product any applicable fee from repurchases pursuant to the Financial Product’s prospectus; and (xxiii) answer and respond to phone calls from security holders and broker-dealers. For clarification, with respect to Blue Sky obligations, the Financial Product is responsible for, or procuring services from a third party to complete, any registration or filing with a federal or state government body or obtaining approval from such body required for the sale of shares of the Financial Product in each jurisdiction in which it is sold. DST’s sole obligation is to provide the Financial Product access to the Blue Sky module of TA2000 with respect to purchases of shares of the Financial Product on TA2000. It is the Financial Product’s responsibility to validate that the blue sky module settings are accurate and complete and to validate the output produced thereby and other applicable reports provided by DST, to ensure accuracy. DST is not responsible in any way for claims that the sale of shares of the Financial Product violated any such requirement (unless such violation results from a failure of the DST Blue Sky module to notify the Financial Product that such sales do not comply with the parameters set by the Financial Product for sales to residents of a given state).

E.

At the request of an Authorized Person, DST shall use reasonable efforts to provide the services set forth in Section 4.D in connection with transactions (i) the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform securityholder servicing agent services, (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by normal transactions, (the “Exception Services”).

F.

DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Financial Product’s instructions, prospectus or application as amended from time to time, for the Financial Product provided (i) DST is advised in advance by the Financial Product of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by the Financial Product requires an enhancement or modification to the TA2000 System or to operations as presently conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST’s cost of performing the services required hereunder at the current level of service, DST shall advise the Financial Product of the amount of such increase and if the Financial Product elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

G.

PIMCO may add any new series to the TA2000 System upon at least thirty (30) days’ prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST’s then-standard pricing schedule.
H.

The provisions of this Section 4.H that follow this sentence shall take precedence over and shall govern in the event of any inconsistency between such provisions and any other provisions of this Agency Agreement or any provisions of any exhibit or other attachment to this Agency Agreement (or any provisions of any attachment to any such exhibit or attachment). The parties agree that – to the extent that DST provides any services under this Agency Agreement that relate to compliance by the Financial Product with the Internal Revenue Code of 1986 or any other tax law, including without limitation the services described in Section 4.D(x) – it is the parties’ mutual intent that DST will provide only printing, reproducing, and other mechanical assistance to the Financial Product and that DST will not make any judgments or exercise any discretion of any kind, and particularly that DST will not make any judgments or exercise any discretion in: (1) determining generally the actions that are required in connection with such compliance or determining generally when such compliance has been achieved; (2) determining the amounts of taxes that should be withheld on securityholder accounts (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Financial Product); (3) determining the amounts that should be reported in or on any specific box or line of any tax form (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Financial Product which among other things identify the specific boxes and lines into which amounts calculated by DST are to be placed); (4) classifying the status of securityholders and securityholder accounts under applicable tax law (except to the extent of following express instructions regarding such classification provided by the Financial Product); and (5) paying withholding and other taxes, except pursuant to the express instructions of the Financial Product. PIMCO, on behalf of the Financial Product, agrees that it will provide express and comprehensive instructions to DST in connection with all of the services that are to be provided by DST under this Agency Agreement that relate to compliance by the Financial Product with the Internal Revenue Code of 1986 or any other tax law (including without limitation the services described in Section 4.D(x)), including promptly providing responses to requests for direction that may be made from time to time by DST of the Financial Product in this regard.

I.

The parties acknowledge and agree that additional investment products associated with or sponsored by the Financial Product may elect to become parties to this Agreement and receive services from DST as provided therein by execution of the Adoption Agreement attached hereto as Attachment II (the “Adoption Agreement”). Thereafter, any such additional investment product shall, collectively with the Issuers be thereafter parties to this Agreement and be collectively referred to as a “Financial Product” as of the date of the execution of such Adoption Agreement.

J.	Upon receipt of a Financial Product’s written request, DST shall provide transmissions of shareholder activity to the print vendor selected by the Financial Product.
K.	Upon receipt of specific instructions to do so, DST will include inserts of statements, including return of capital notices to accompany dividends and distribution mailings.
L.

DST will run a report on and promptly escalate any complaints regarding the Financial Product received by DST through AWD, maintain a complaints log, including all complaints not originally received by DST but sent by PIMCO to DST for inclusion in the complaints log, and circulate the complaints log to PIMCO upon request.

M.	DST will promptly report any requests for exceptions to the policy of rejecting investments from non-U.S. investors.
N.

Additionally, at the option of the Financial Product, DST will provide e-Presentment services, in accordance with the terms and fees as set forth within Exhibit A. Within ninety (90) days following the Effective Date of this Agreement, the Financial Product must submit written notice to DST of its desire to use the e-Presentment services set forth on Exhibit A.4 attached hereto in order to receive the e-Presentment services at the rates set forth therein. In the event the Financial Product provides written notice of its desire to use the e-Presentment services after such date, DST may, at its option, provide the e-Presentment services subject to DST resource availability and at DST then-current rates.

5.	Limit of Authority.

Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Financial Product, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized shares of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

6.	Compensation and Expenses.

A.

In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, PIMCO will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable billable expenses, charges, counsel fees, and other disbursements (“Compensation and Expenses”) incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to by PIMCO and DST, a copy of which is attached hereto as Exhibit A. The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined in Section 17.

B.

PIMCO also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees, outside printing and mailing firms, magnetic tapes, reels or cartridges (if sent to the Financial Product or to a third party at the Financial Product’s request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Financial Product’s request at the Financial Product’s or a third party’s premises, telecommunications equipment, telephone/telecommunication lines between the Financial Product and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, and National Securities Clearing Corporation (“NSCC”) transaction fees to the extent any of the foregoing are paid by DST. PIMCO agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Financial Product will be promptly reimbursed by PIMCO.

C.

Amounts due hereunder shall be due and paid on or before the thirtieth (30th) business day after receipt of the statement therefor by PIMCO(the “Due Date”). PIMCO is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, PIMCO shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of one and one-half percent (1.5%) per month times the amount overdue times the number of months from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Financial Product’s or DST’s default or prevent the non-defaulting party from exercising any other rights and remedies available to it.
D.

In the event that any charges are disputed, PIMCO shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to PIMCO documentation which PIMCO agrees reasonably supports the disputed charges (the “Revised Due Date”). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

E.	The fees and charges set forth on Exhibit A shall increase or may be increased as follows:
(1)	On the first day of each new term, in accordance with the “Fee Increases” provision in Exhibit A;
(2)

DST may increase the fees and charges set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

(3)	DST may charge for additional features of TA2000 used by the Financial Product which features are not consistent with the Financial Product’s current processing requirements; and
(4)

In the event DST, at the Financial Product’s request or direction, performs Exception Services, DST shall be entitled to increase the fees and charges for such Exception Services from those set forth on Exhibit A to the extent such Exception Services increase DST’s cost of performance.

If DST notifies PIMCO of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Financial Product’s allocable portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation.

If DST notifies PIMCO of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new Financial Product feature.

7.	Operation of DST System.

In connection with the performance of its services under this Agreement, DST is responsible for such items as:

A.

That entries in DST’s records, and in the Financial Product’s records on the TA2000 System created by DST, reflect the orders, instructions, and other information received by DST from the Financial Product, the Financial Product’s distributor, manager or principal underwriter, the Financial Product’s investment adviser, the Financial Product’s sponsor, the Financial Product’s custodian, the Financial Product’s administrator and any other person whom the Financial Product names on Exhibit B (each an “Authorized Person”), broker-dealers or securityholders;

B.

That securityholder lists, securityholder account verifications, confirmations and other securityholder account information to be produced from its records or data be available and accurately reflect the data in the Financial Product’s records on the TA2000 System;

C.

The accurate and timely issuance of dividend and distribution payments in accordance with instructions received from the Financial Product and the data in the Financial Product’s records on the TA2000 System;

D.

That repurchase transactions and payments be effected timely, per the repurchase procedures of the Financial Product, and accurately in accordance with repurchase instructions received by DST from Authorized Persons, broker-dealers or securityholders and the data in the Financial Product’s records on the TA2000 System;

E.	The deposit daily in the Financial Product’s appropriate bank account of all checks and payments received by DST from NSCC, broker-dealers or securityholders for investment in shares;

F.

(a) Notwithstanding anything herein to the contrary, with respect to “as of” adjustments, DST will discuss with PIMCO DST’s accepting liability for an “as of” on a case-by-case basis and, subject to the limitation set forth in Section 9.D below, will accept financial responsibility for a particular situation resulting in a financial loss to the Financial Product where such loss is “material”, as hereinafter defined, and, under the particular facts at issue, DST’s conduct was culpable and DST had not acted in accordance with the standard of care under the Agreement, and except as provided in subparagraph (c), DST’s conduct is the sole cause of the loss. A loss is “material” for purposes of this Section 7.F. when it results in a pricing error on a particular transaction which is (i) greater than a negligible amount per securityholder, (ii) equals or exceeds one ($.01) full cent per share times the number of shares outstanding or (iii) equals or exceeds the product of one-half of one percent (1%) times Financial Product’s Net Asset Value per share times the number of shares outstanding (or, in case of (ii) or (iii), such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time).

(b) If the net effect of the “as of” transaction that is determined to be caused solely by DST is negative and exceeds the above limits, then DST shall promptly contact the Financial Product and the Financial Product’s accountant. DST will work with the Financial Product and the Financial Product’s accountant to determine what, if any, impact the threshold break has on the Financial Product’s Net Asset Value, and what, if any, further action is required. These further actions may include, but are not limited to, the Financial Product re-pricing the affected day(s), DST re-processing, at its expense, all affected transactions in the Financial Product that took place during the period or a payment to the Financial Product. PIMCO agrees that the Financial Product will work in good faith with DST and wherever possible, absent a regulatory prohibition or other mutually agreed upon reason, the Financial Product will re-price the affected day(s) and allow DST to re-process the affected transactions. When such re-pricing and re-processing is not possible, DST shall make such account adjustments and take such other action as is necessary to compensate shareholders for shareholder losses and make a payment to the Financial Product to settle such loss. If DST makes a payment to settle a loss, the amount paid by DST shall be deducted from the amount of any accumulated losses calculated in the calendar quarter monitoring process described below.

(c) In the event that an error by DST resulting from the DST’s failure to comply with its standard of care under this Agreement and an error by State Street in violation of its applicable standard of care under its agreement with the PIMCO, when taken together result in an as-of loss on a single transaction or on a single day in a Portfolio that is material (as that term is defined in this Section 7.F.), the parties agree to negotiate in good faith as to the allocation of responsibility for, and appropriate settlement of, such loss. In the event that an error by DST resulting from DST’s failure to comply with its standard of care under this Agreement and an error by PIMCO, PIMCO Investments LLC (the “Distributor”), the Financial Product, a broker-dealer or other service provider, when taken together with DST’s error, result in an as-of loss on a single transaction in a Financial Product that is material, the parties agree to negotiate in good faith as to the allocation of responsibility for, and appropriate settlement of, such loss. Any amount paid by DST to settle a loss under subparagraph (b) will be deducted from the amount of any cumulative losses calculated as described in subparagraph (d).

(d) DST will maintain a subsidiary ledger netting daily gains and losses, carrying the balance forward to be netted against future gains and losses. Net gains and/or losses for the Financial Product from as-of transactions shall be recorded in the ledger indicating the responsible party (DST, Financial Product, PIMCO, Distributor, broker-dealer or other). DST will monitor the Financial Product on a share class by share class basis to determine the accumulated gain or loss effect of “as-of trades.” DST shall prepare a quarterly “as of” transaction report that shows a gain/loss balance for each share class of the Financial Product resulting from permitted “as of” transactions. On the first business day following the end of each calendar quarter, if the Financial Product has an accumulated un-reimbursed as-of loss on any of its Share classes that is attributed to DST’s error resulting from DST’s failure to comply with its standard of care under this Agreement, then DST shall pay to the Financial Product the amount of such loss in excess of $.0075 per Share calculated on the basis of the total value of all outstanding shares of the Financial Product. If at the end of the calendar quarter, the Financial Product has accumulated a gain, that gain shall remain with the Financial Product.

(e) DST shall maintain in its records “delay in processing forms” showing that all “as-of’ transactions have been implemented solely for appropriate reasons, and will provide such documentation to the Financial Product or PIMCO upon request. Such forms shall include the reason codes selected by financial intermediaries or other service providers for entering “as of” transactions. DST will report upon request, and no less frequently than each quarter, the net economic effect on the Financial Product of all “as-of’ transactions (other than “as-of’ transactions for which the Financial Product has previously been reimbursed for any negative effect.).

(f) It is understood that any purchase order with respect to the shares of the Financial Product is generally made at the Net Asset Value of the shares next determined after the order is received by the Financial Product or its designees, in good order, or as otherwise specified in the Financial Product’s then effective prospectus. The Financial Product or an authorized person of the Financial Product shall so instruct DST of the proper effective date of an “as-of’ transaction and Financial Product’s determination in this regard shall be binding on all parties.

G.

The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of securityholder accounts, transfers, repurchases and other securityholder account transactions, all in conformance with DST’s present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, Compliance + and Identity Theft Programs and Signature Guarantee Procedures (collectively the “Procedures”) with such changes or deviations therefrom as may be from time to time required or approved by the Financial Product, its investment adviser or principal underwriter, or its or DST’s counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

H.

The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, as amended, if any; and

I.

The maintenance of a current, duplicate set of the Financial Product’s essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.	Standard of Care

DST shall at all times act in good faith and agrees to use commercially reasonable best efforts to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and that Section 4-209 of the Uniform Commercial Code is superseded by Section 8 of this Agreement. The standard of care under this Section 8 also shall apply to Exception Services, as defined in Section 4.E herein.

9.	Indemnification.
A.

DST shall provide the services set forth in, and fulfill its obligations under, this Agreement in accordance with the terms and conditions set forth in this Agreement, Section 17A of the 1934 Act, and the rules and regulations thereunder, any other federal or securities laws applicable to DST’s acting as a transfer agent. For those activities or actions delineated in the Procedures, DST shall be presumed to have acted in accordance with the terms and conditions of this Agreement if DST has acted in accordance with the Procedures in effect when DST acted or omitted to act.

B.

DST shall not be responsible for, and PIMCO, on behalf of itself and the Financial Product, shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability which may be asserted against DST or for which DST may be held to be liable (including without limitation any attorney’s fees or court costs incurred by DST in enforcing this right to this indemnification) (the “Adverse Consequences”), arising out of or attributable to:

(1)	All actions or omissions of DST required to be taken or omitted by DST pursuant to this Agreement, provided that such action are taken in good faith and without negligence or willful misconduct;
(2)	The Financial Product’s refusal or failure to comply with the terms of this Agreement or the material breach of any representation or warranty of the Financial Product hereunder;
(3)

The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Financial Product in writing (see Exhibit B) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST’s good faith reliance on, or use of, information, data, records, transmissions and documents received from, or which have been prepared and/or maintained by the Financial Product, its investment advisor, its sponsor, its principal underwriter or any other person or entity from whom the Financial Product or PIMCO instructs DST to accept and utilize information, data, records, transmissions and documents;
(4)	Defaults by dealers or shareowners with respect to payment for share orders previously entered;
(5)

The offer or sale of the Financial Product’s shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST’s failure to comply with written instructions of the Financial Product or of any officer of the Financial Product that no offers or sales be permitted to remain in the Financial Product’s securityholder records in or to residents of such state);

(6)

The Financial Product’s errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the “DST Facilities”), and control procedures relating thereto in the verification of output and in the remote input of data;

(7)

Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, the Financial Product’s records, securityholder and other records, delivered to DST hereunder by the Financial Product or its prior agent(s);

(8)	Actions or omissions to act by the Financial Product or agents designated by the Financial Product with respect to duties assumed thereby as provided for in Section 21 hereof; and
(9)	DST’s performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with negligence.

C. Except where DST is entitled to indemnification under Section 9.B. hereof and with respect to “as ofs” set forth in Section 7.F., DST shall indemnify and hold the Financial Product harmless from and against any and all Adverse Consequences (including reasonable attorneys’ fees and expenses) arising out of DST’s failure to comply with the terms of, or to fulfill its obligations under, this Agreement or arising out of or attributable to DST’s material breach of any representation or warranty of DST hereunder and any action taken or omitted to be taken by DST as a result of DST’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

D. Notwithstanding the foregoing, DST’s aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided by DST under this Agreement for the Financial Product subject to this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the aggregate of the amounts actually received hereunder by DST as fees and charges, but not including reimbursable expenses, for all of the Financial Products covered by this Agreement during the twenty-four (24) calendar months under this Agreement, immediately preceding the first event for which recovery from DST is being sought. The foregoing limitation on liability shall not apply to any loss or damage resulting from any Intentionally Malicious acts or omissions by DST’s employees. For purposes of this Section 9.D, “Intentionally Malicious” shall mean those acts undertaken purposefully under the circumstances in which the person knows or has reason to believe that such acts violate this Agreement and are likely to cause damage or harm.

E.

IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY UNDER THIS AGREEMENT BE LIABLE TO ANY PERSON, INCLUDING WITHOUT LIMITATION THE OTHER PARTY, FOR PUNITIVE, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR OTHER SPECIAL DAMAGES UNDER ANY PROVISION OF THIS AGREEMENT OR FOR ANY ACT OR FAILURE TO ACT HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

F.

Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party’s sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

10.	Certain Covenants of DST and PIMCO, on behalf of the Financial Product.
A.

All requisite steps will be taken by the Financial Product from time to time when and as necessary to register the Financial Product’s shares for sale in all states in which the Financial Product’s shares shall at the time be offered for sale and require registration. If at any time the Financial Product receives notice or becomes aware of any stop order or other proceeding in any such state affecting such registration or the sale of the Financial Product’s shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Financial Product’s shares, the Financial Product will give prompt notice thereof to DST.

B.

DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above and establish and maintain facilities and procedures reasonably acceptable to the Financial Product for safekeeping of share certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.

C.

To the extent required by laws and regulations applicable to its business as a transfer agent and Section 31 of the 1940 Act, DST shall keep records relating to the services to be performed hereunder, in the form, manner and for such periods, as it may deem advisable and as may be required by the laws and regulations applicable to its business as a transfer agent. DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Financial Product and will be preserved and will be surrendered promptly to the Financial Product on request. Records maintained by DST on behalf of the Financial Product shall be maintained by DST for such period as required by applicable law or until such earlier time as DST has delivered such records into the Financial Product’s possession or destroyed them at PIMCO’s request. Records maintained by DST on behalf of the Financial Product shall be made available in the event that such records are requested or authorized to be provided by the Financial Product, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Financial Product by state or federal regulatory agencies. PIMCO will make a good faith effort to provide DST with advance notice of any such request, authorization or requirement to the extent commercially reasonable and to provide DST with the opportunity to redact any of its proprietary information. To the extent PIMCO shares any of the records requested pursuant to this Section 10.C with a regulator or other third party, PIMCO will treat any information relating to DST contained in such records with the same level of confidential treatment as any information relating to PIMCO and/or the Financial Product contained in such records.

D.

DST agrees to furnish the Financial Product annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by the Financial Product. The annual financial statements will be certified by DST’s certified public accountants. Additionally, DST will furnish to PIMCO, on a semi-annual basis, a SOC 1 (Type 2) report in accordance with the Auditing Standard Board, Attestation on Standards AT Section 801 as well as such other reports and information relating to DST’s policies and procedures and its compliance with such policies and procedures and with the laws applicable to its business and its services, as DST and PIMCO may mutually agree upon.
E.

DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to securityholder services and will use its reasonable efforts to continue to modernize and improve.

F.

DST will permit the Financial Product and its authorized representatives (subject to execution of DST’s standard confidentiality and non-use agreement) to make periodic inspections of its operations as such involves or is utilized by DST to provide services to the Financial Product at reasonable times during business hours. DST will permit the Internal Revenue Service and any other tax authority to inspect its operations in connection with examinations by any such authority of DST’s or other taxpayer’s compliance with the tax laws, and the costs of each such inspection and examination shall be paid by the Financial Product to the extent that the examination relates to DST’s performance of services under this Agency Agreement. DST will permit duly authorized federal examiners to make periodic inspections of its operations as such would involve the Financial Product to obtain, inter alia, information and records relating to DST’s performance of its Compliance + Program or Identity Theft Program obligations and to inspect DST’s operations for purposes of the Program.” Any costs imposed by such examiners in connection with such examination (other than fines or other penalties) shall be paid by the Financial Product. As part of any inspection process contemplated herein, PIMCO is not permitted to perform penetration testing or code scanning on the System or request information about controls and procedures to the extent already covered by the SSAE 16 report.

G.

DST shall comply with Exhibit C (Information Protection Program), which are made a part of this Agreement and apply to the services. The policies and procedures specified in Exhibit C (Information Protection Program) are subject to change at any time in accordance with DST’s internal change control procedures, provided that the protections afforded thereby will not be diminished in comparison with those currently provided by DST to the Financial Product under this Agreement. Throughout the Term (as defined below) of this Agreement, as part of the services, DST shall maintain reasonable backup and security procedures in accordance with its then current internal policies and procedures. DST will be reasonably available to meet with and provide assurances to the Financial Product concerning its backup procedures as well as its security procedures.
H.

DST maintains and will continue to maintain at each service location physical and information security safeguards reasonably designed to prevent the destruction, loss, theft or alteration of a Financial Product’s, PIMCO’s and/or its distributor’s Confidential Information, including but not limited to Customer Information, in the possession of DST (or its subagents or designees) that will be no less rigorous than the security DST applies to its own DST Confidential Information. DST will, at a minimum, update its policies to remain compliant with regulatory requirements generally applicable to its business. DST will meet with PIMCO, at its request, on an annual basis, and as otherwise reasonably requested by PIMCO and mutually agreed to by DST, to discuss information security safeguards. If DST or its agents discover or are notified that a Financial Product’s Confidential Information has been accessed by or provided to an unauthorized person or otherwise compromised, including Customer Information, DST will promptly (a) notify PIMCO of such violation, and (b) if the applicable Confidential Information was in the possession or under the control of DST or its agents at the time of such violation, DST will promptly (i) investigate, contain and address the violation and (ii) if based on the facts and circumstances of the incident and required under applicable law, provide, subject to the limitations of liability herein, credit monitoring or other similar services for a one-year period to Financial Product shareholders or others affected by the violation.

I.

DST shall at all times employ a current version of a commercially available virus detection software program that employs regular updates to test the hardware and software applications used by it to deliver the services for the presence of any computer code designed to disrupt, disable, harm or otherwise impede the operation of such hardware or software.

J.

In connection with the performance of the Services under this Agreement, in the event of the occurrence of a cyber-attack that is material to DST Systems, Inc. as a whole and that impacts the information or data of other DST customers or of DST itself, DST will provide the Financial Product with notification thereof, and the steps taken to remedy the consequences of such attacks and to deter similar attacks from affecting DST and its customers. The information to be discussed will be based on DST’s environment generally and will not be identifiable or attributable to any other DST customer either by name or by other facts (e.g., size, location, and type of fund). For the sake of clarity, any information communicated by DST as part of this Section 10.J shall be considered DST Confidential Information, and shall be afforded the same protections by PIMCO and the Financial Products as required pursuant to Section 23.
K.

Each party to this Agreement hereby agrees that it shall not knowingly commit, authorize or permit any action which would cause the other party to be in violation of any applicable anti-bribery laws or regulations. Each party agrees that it will not knowingly offer or give, or agree to give, to any employee, representative or third party acting on behalf of the other party, nor knowingly accept, or agree to accept, from any employee, representative or third party acting on behalf of the other party, any unlawful payment, unlawful compensation or unlawful remuneration, be it monetary or other thing of value, in connection with the negotiation, execution, conclusion or the performance of this Agreement.

L.

DST will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of PIMCO. DST will test the adequacy of its business continuity plan at least annually and upon request, PIMCO may participate in such test. Upon request by PIMCO, DST will provide PIMCO with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts DST’s provision of services under this Agreement, DST will promptly notify PIMCO of the disruption and the steps being implemented under the business continuity plan. Further, in the event of a business disruption, DST shall act in good faith and take all reasonable steps in accordance with its business continuity plan to minimize service interruptions to the Financial Product. In the event DST breaches its obligations as it relates to providing its business continuity plan, the parties shall negotiate in good faith and agree upon an appropriate fee reduction for the period subject to such service disruption.

11. Recapitalization or Readjustment.

In case of any recapitalization, readjustment or other change in the capital structure of the Financial Product requiring a change in the form of share certificates, DST will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

A.	Written instructions from an officer of the Financial Product;
B.	Certified copy of the amendment to the Declaration of Trust or other document effecting the change;
C.	Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form;
C.	Specimens of the new certificates in the form approved by the Board of Trustees of the Financial Product, with a certificate of the Secretary of the Financial Product as to such approval;
D.	A certificate by the Secretary or similarly situated officer of the Financial Product (who may be the Financial Product’s General Counsel) stating:
(1)	The status of the shares of the Financial Product in the new form under the 1933 Act, and any other applicable federal or state statute; and
(2)	That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

12. Death, Resignation or Removal of Signing Officer.

The Financial Product will provide to DST written notice within a reasonable period of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of the Financial Product who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, DST may issue or register such share certificates as the share certificates of the Financial Product notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Financial Product in writing. In the absence of such direction, the Financial Product will provide to DST within a reasonable period such approval, adoption, or ratification as may be required by law.

13. Future Amendments of Declaration and Bylaws, as appropriate.

The Financial Product will provide to DST within a reasonable period copies of all material amendments to its Declaration of Trust or Bylaws made after the date of this Agreement.

14. Instructions, Opinion of Counsel and Signatures.

At any time DST may rely on any person authorized by the Financial Product to give instructions to DST, and may with the approval of a Financial Product officer consult with legal counsel for the Financial Product, or DST’s own legal counsel at the expense of the Financial Product, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith and without negligence or willful misconduct in reliance upon such instructions or upon the opinion of such counsel. In connection with services provided by DST under this Agency Agreement that relate to compliance by the Financial Product with the Internal Revenue Code of 1986 or any other tax law, including without limitation the services described in Section 4.D(x), DST shall have no obligation to continue to provide such services after it has asked the Financial Product to give it instructions which it believes are needed by it to so continue to provide such services and before it receives the needed instructions from the Financial Product, and DST shall have no liability for any damages (including without limitation penalties imposed by any tax authority) caused by or that result from its failure to provide services as contemplated by this sentence. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Financial Product. It will also be protected in recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Financial Product, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15. Force Majeure and Disaster Recovery Plans.

A.

Neither DST, PIMCO, nor the Financial Product shall be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to such party’s reasonable control which prevents or hinders its performance hereunder.

B.

DST shall provide back-up facilities to the data center or centers used by DST to provide the transfer agency services hereunder (collectively, the “Back-Up Facilities”) capable of supplying the transfer agency services specified herein to the Financial Products in case of damage to the primary facility providing those services. The back-up to the data center operations facility will have no other function that could not be suspended immediately for an indefinite period of time to the extent necessary to allow, or continue to be supported while allowing, the facility to function as a back-up facility and support all functionality scheduled to be supported in DST’s Business Contingency Plan. Transfer to the Back-Up Facility shall commence promptly after the DST’s declaration of a disaster and shall be conducted in accordance with DST’s Business Contingency Plan, which Plan calls for the transfer of TA2000 to the Back-Up Facilities to be completed within 4 hours after DST’s declaration of a disaster. The Financial Product shall not bear any costs (in addition to the Fees and charges set forth in Exhibit A attached hereto) related to such transfer. At least once annually, DST shall complete a successful test of the Business Contingency Plan and upon request, PIMCO, on behalf of the Financial Product, may participate in such a test as described in section 10.L.

C.

DST also currently maintains, separate from the area in which the operations which provides the services to the Financial Product hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST’s Business Contingency Plan.

D.

DST is not responsible for a failure, unavailability, disruption, or any circumstance arising out of, related to, or resulting from DST’s efforts (including DST intentionally making the System(s) unavailable) to block or otherwise prevent a security breach, provided that DST has fulfilled its information security obligations under the Agreement otherwise and Client is notified promptly as reasonably practicable.

16. Certification of Documents.

The required copy of the Declaration of Trust of the Financial Product and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of organization, and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the share will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto will be certified by the Secretary or an Assistant Secretary of the Financial Product under the Financial Product’s seal.

17. Records.

DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the 1940 Act, if any. Notwithstanding anything in this Agreement to the contrary, the records to be maintained and preserved by DST on the TA2000 System under this Agreement shall be maintained and preserved in accordance with the following:

A.

Annual Purges by August 31: DST and the Financial Product shall mutually agree upon a date for the annual purge of the appropriate history transactions from the Transaction History (A88) file for accounts (both regular and tax advantaged accounts) that were open as of January 1 of the current year, such purge to be complete no later than August 31. Purges completed after this date will subject Financial Product to the Aged History Retention fees set forth in the Fee Schedule attached hereto as Exhibit A.

B.

Purge Criteria: In order to avoid the Aged History Retention fees, history data for regular or ordinary accounts (that is, non-tax advantaged accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the current year and history data for tax advantaged accounts (retirement and educational savings accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the prior year. All purged history information shall be retained on magnetic tape for seven (7) years.

C.

Purged History Retention Options (entail an additional fee): For the additional fees set forth on the Fee Schedule attached hereto as Exhibit A, Financial Product may choose (i) to place purged history information on the Purged Transaction History (A19) table or (ii) to retain history information on the Transaction History (A88) file beyond the timeframes defined above. Retaining information on the A19 table allows for viewing of this data through online facilities and E-Commerce applications. This database does not support those histories being printed on statements and reports and is not available for on request job executions.

18. Disposition of Books, Records and Canceled Certificates.

DST may send periodically to the Financial Product, or to where designated by the Secretary or an Assistant Secretary of the Financial Product, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will be maintained by the Financial Product under and in accordance with the requirements of Section 17Ad-7 adopted under the 1934 Act, including by way of example and not limitation Section 17Ad-7(g) thereof. Such materials will not be destroyed by the Financial Product without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19. Provisions Relating to DST as Transfer Agent.

A.

DST will make original issues of shares or, if shares are certificated, share certificates upon written request of an officer of the Financial Product and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in subparagraphs 1.D. and G. of this Agreement, any documents required by Sections 5. or 11. of this Agreement, and necessary Financial Products for the payment of any original issue tax.

B.

Before making any original issue of certificates PIMCO will furnish DST with sufficient funds to pay all required taxes on the original issue of the shares, if any. PIMCO will furnish DST such evidence as may be required by DST to show the actual value of the share.

C.

Shares will be transferred and, if shares are certificated, new certificates issued in transfer, or shares accepted for repurchase and funds remitted therefor, or book entry transfer be effected, upon surrender of the old certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer or repurchase accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or repurchase. DST reserves the right to refuse to transfer, exchange, sell or repurchase shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer, exchange, sell or repurchase shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or repurchases which, in its judgment, are improper or unauthorized. DST may, in effecting such transfers, exchanges, sales or repurchases, rely upon the Procedures, Simplification Acts, Uniform Commercial Code or other statutes that protect DST and the Financial Product or both in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of securityholder’s accounts, DST will not be liable for any loss which may arise by reason of not having such records.
D.

When mail is used for delivery of share certificates, DST will forward share certificates in “nonnegotiable” form by first class or registered mail and share certificates in “negotiable” form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by DST.

E.

DST will issue and mail subscription warrants, certificates representing share dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Financial Product and such other documents as DST deems necessary.

F.

DST will issue, transfer, and split up certificates and will issue certificates of shares representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to DST for that purpose upon receiving written instructions from an officer of the Financial Product and such other documents as DST may deem necessary.

G.

If the Financial Product issues shares in certificated form, DST may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Financial Product and indemnity satisfactory to DST and the Financial Product, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from the Financial Product will be in such form as will be approved by the Board of Trustees of the Financial Product and will be in accordance with the provisions of law and the bylaws of the Financial Product governing such matter.

H.

DST will supply a securityholders list to the Financial Product for any shareholder meeting upon receiving a request from an officer of the Financial Product. It will also, at the expense of the Financial Product, supply lists at such other times as may be requested by an officer of the Financial Product.

I.	Upon receipt of written instructions of an officer of the Financial Product, DST will, at the expense of PIMCO, address and mail notices to securityholders.
J.

In case of any request or demand for the inspection of the stock books of the Financial Product or any other books in the possession of DST, DST will notify PIMCO and the Financial Product and secure instructions as to permitting or refusing such inspection. DST reserves the right; however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.
K.

DST agrees to furnish the Financial Product with (1) annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information as is made public by DST in connection with the foregoing and (2) semi-annually with a copy of a Statement on Standards for Attestation Engagements No. 16 (SSAE 16), report on controls at a Service Organization or successor report issued by DST’s certified public accountants pursuant to Rule 17Ad-13 under the 1934 Act as filed with SEC. The annual financial statements will be certified by DST’s certified public accountants and the posting of a current copy thereof on DST’s website shall be deemed to be delivery to the Financial Product.

L.

(1) DST shall assist the Financial Product to fulfill the Financial Product’s responsibilities under certain provisions of USA PATRIOT Act, Sarbanes-Oxley Act, Title V of Gramm-Leach Bliley Act, Securities Act of 1933, Securities and Exchange Act of 1934, and 1940 Act, including, inter alia, Rule 38a-1, by complying with Compliance +™, a compliance program that focuses on certain business processes that represent key activities of the transfer agent/service provider function (the “Compliance + Program”), a copy of which has hitherto been made available to Financial Product. These business processes are anti-money laundering, certificate processing, correspondence processing, fingerprinting, lost securityholder processing, reconciliation and control, transaction processing, customer identification, transfer agent administration and safeguarding Financial Product assets and securities. DST reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. DST shall provide the Financial Product with written notice of any such changes.

(2)

DST shall perform the procedures set forth in the Compliance + Program, as amended by DST from time to time, which pertain to DST’s performance of those transfer agency services in accordance with the terms and conditions set forth in this Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that our employees act in accordance with the Compliance + Program, (iii) provide the Financial Product with written notice of any material changes made to the Program as attached hereto, and (iv) upon the request of the Financial Product, provide NCSR, AML, and Rule 38a-1 certification letters to the Financial Product.
(3)

Notwithstanding the foregoing, DST’s obligations shall be solely as are set forth in this Section and Exhibit D, and in the Compliance + Program, as amended, and any of obligations under the enumerated Acts and Regulations that DST has not agreed to perform on the Financial Product’s behalf under the Compliance + Program or under this Agreement shall remain the Financial Product’s sole obligation.

M.

In connection with the enactment of the Red Flags Regulations (the “Regulations”) promulgated jointly by the Office of the Comptroller of the Currency, Treasury (OCC); Board of Governors of the Federal Reserve System (Board); Federal Deposit Insurance Corporation (FDIC); Office of Thrift Supervision, Treasury (OTS); National Credit Union Administration (NCUA); and Federal Trade Commission (FTC or Commission) implementing section 114 of the Fair and Accurate Credit Transactions Act of 2003 (FACT Act) and final rules implementing section 315 of the FACT Act:

(1)

DST shall assist the Financial Product to fulfill the Financial Products’ responsibilities under certain provisions of the Regulations that focus on certain business processes that represent key activities of the transfer agent/service provider function, as set forth in the DST identity theft program (the “Identity Theft Program”), a current copy of which has hitherto been made available to Financial Product. These business processes are set forth in the Identity Theft Program. DST reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. DST shall provide Financial Product with written notice of any such changes thereto.

(2)

DST shall: (i) perform the procedures set forth in the Identity Theft Program, as amended by DST from time to time, which pertain to DST’s performance of those transfer agency services in accordance with the terms and conditions set forth in this Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that DST’s employees act in accordance with the Identity Theft Program, and (iii) provide Financial Product with written notice of any material changes made to the Identity Theft Program.

(3)

Notwithstanding the foregoing, DST’s obligations shall be solely as are set forth in this Section 20.M., as supplemented by Exhibit D, and in the Identity Theft Program and any obligations under the Regulations that DST has not agreed to perform under such Identity Theft Program or under this Agreement shall remain the sole obligation of the Financial Product(s) or the Financial Product, as applicable.

(4)

With respect to the Identity Theft Program, DST will permit duly authorized governmental and self-regulatory examiners to make periodic inspections of its operations as such would involve Financial Product and the Financial Products to obtain, inter alia, information and records relating to DST’s performance of its obligations under the Identity Theft Program and to inspect DST’s operations for purposes of determining DST’s compliance with the Identity Theft Program. Any costs imposed by such examiners in connection with such examination (other than fines or other penalties arising solely out of DST’s failure to fulfill its obligations under the Identity Theft Program) shall be paid by Financial Product.

N.

DST shall establish on behalf of the Financial Product banking relationships for the conduct of the business of the Financial Product in accordance with the terms set forth in Section 20.D. of this Agreement.

20.

Provisions Relating to Dividend Disbursing and Paying Agency (as well as the receipt, deposit and payment of funds by the Transfer Agent in connection with the purchase and repurchase of Financial Product’s shares).

A.

DST will, at the expense of PIMCO, provide a special form of check containing the imprint of any device or other matter desired by the Financial Product. Said checks must, however, be of a form and size convenient for use by DST.

B.

If the Financial Product desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Financial Product.

C.

If the Financial Product desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Financial Product; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Financial Product.

D.

DST, acting as agent for the Financial Product, is hereby authorized (1) to establish in the name of, and to maintain on behalf of, the Financial Product, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, as hereinafter defined, one or more deposit accounts at a nationally or regionally known banking institution (the “Bank”) into which DST shall deposit the funds DST receives for payment of dividends, distributions, purchases of Financial Product’s shares, transfers of Financial Product shares, repurchases of Financial Product shares, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by DST on behalf of the Financial Product provided for in this Agreement, (2) to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such funds were provided to DST, and (3) to establish, to implement and to transact Financial Product business through Automated Clearinghouse (“ACH”), Draft Processing, Wire Transfer and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill DST’s obligations under this Agreement. DST, acting as agent for the Financial Product, is also hereby authorized to execute on behalf and in the name of the Financial Product, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for DST to utilize to accomplish the purposes of this Agreement. In each of the foregoing situations the Financial Product shall be liable on such agreements with the Bank as if it itself had executed the agreement. DST shall not be liable for any Adverse Consequences arising out of or resulting from errors or omissions of the Bank provided, however, that DST shall have acted in good faith, with due diligence and without negligence.

E.

DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21. Assumption of Duties By the Financial Product or Agents Designated By the Financial Product.

A.

The Financial Product or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from securityholders and brokers, accepting securityholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and providing in electronic format, to Financial Product’s print vendor of choice, confirmations, obtaining certified TIN numbers, classifying the status of securityholders and securityholder accounts under applicable tax law, establishing securityholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Financial Product, said assumption to be embodied in writing to be signed by both parties.

B.

To the extent the Financial Product or its agent or affiliate notifies DST that it has assumed such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

22. Termination of Agreement.

A.

This Agreement shall be in effect for an initial period of five years (the “Initial Term”) and thereafter may be terminated by either party as of the last day of the then current term by the giving to the other party of at least one hundred and eighty (180) calendar days’ prior written notice. If such notice is not given by either party during the period specified above prior to the end of the then current term, this Agreement shall automatically extend for a new term of one year unless a different period is contained in any mutually agreed upon new Fee Schedule as the period during which such Fee Schedule shall be effective (in which latter event the period for which the Fee Schedule applies shall be the length of the new term), each such successive term or period, as applicable, being a new “term” of this Agreement, upon the expiration of any term hereof unless terminated as hereinafter provided in Section 22. B.

B.

Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

(1)	The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or
(2)	a material breach of this Agreement by the other party, which breach continues for thirty (30) days after receipt of written notice from the first party; or
(3)	Failure by the Financial Product to pay Compensation and Expenses as they become due, which failure continues for thirty (30) days after receipt of written notice from DST.
C.

In the event of termination, the Financial Product will promptly pay DST all amounts due to DST hereunder and DST will use its reasonable efforts to transfer the records of the Financial Product to the designated successor transfer agent, to provide reasonable assistance to the Financial Product and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein “reasonable assistance” and “other information” shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

23. Confidentiality.

A.

DST agrees that, except as provided in the last sentence of Section 19.J. hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Financial Product or its securityholders or securityholder accounts (the “Financial Product Confidential Information”) and will not disclose the same to any person not an affiliate of DST except as necessary to fulfill DST’s obligations under this Agreement or at the request or with the consent of the Financial Product.

B.

PIMCO and the Financial Product agree to keep confidential all financial statements and other financial records received from DST, the terms and conditions of this Agreement, all accountant’s reports relating to DST, and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST’s operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST. Notwithstanding the foregoing, in the event the Financial Product is required or asked to share such information with any state, federal agency or regulatory body, PIMCO, on behalf of the Financial Product, to the extent practicable, will provide DST with reasonable notice and an opportunity to redact this Agreement to protect such information prior to filing this Agreement with any state or federal or regulatory body.
C.

As between PIMCO, the Financial Product and DST, Customer Information (as defined below) is and will remain the sole and exclusive property of the Financial Product. “Customer Information” as used in this Section 23 means all the personally or other identifying data however collected or received, including without limitation, through “cookies” or non-electronic means pertaining to or identifiable to the Financial Product’s shareholders or prospective shareholders (collectively, “Financial Product Customers”), including without limitation, (i) name, address, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data; (ii) any information that reflects the use of or interactions with the Financial Product’s service, including the Financial Product’s, its investment adviser’s or distributor’s web site: or (iii) any data otherwise submitted in the process of registering for the Financial Product’s service. For the avoidance of doubt, Customer Information shall include all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act. This Agreement shall not be construed as granting any ownership rights in DST to Customer Information.

D.

Governmental Disclosures. The Financial Product acknowledges that DST considers all fee schedules, service levels and damage limitations and formulas in this Agreement as confidential. In the event the Financial Product is required or asked to share such information with any state, federal agency or regulatory body, PIMCO, on behalf of the Financial Product, to the extent practicable, will provide DST with reasonable notice and an opportunity to redact this Agreement to protect such information prior to filing this Agreement with any state or federal or regulatory body.

E.

(1) PIMCO and the Financial Product acknowledges that DST has proprietary rights in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of securityholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively “DST Confidential

Information”) which the Financial Product’s access to the TA2000 System or computer hardware or software may permit PIMCO and the Financial Product or its employees or agents to become aware of or to access and that the DST Confidential Information constitutes confidential material and trade secrets of DST. The Financial Product agrees to maintain the confidentiality of the DST Confidential Information.
(2)

Notwithstanding anything in this Agreement to the contrary, PIMCO and Financial Product acknowledge that DST Systems, Inc. and its affiliates (“DST”) may consolidate data across all clients, including the Financial Product Confidential Information, into an aggregated data pool. The Financial Product consents to DST’s use of the Financial Product Confidential Information (as defined within the Agreement and including Customer Information) in such data pool (i) for any legal internal business purpose (i.e., without disclosure outside of DST), and (ii) for use with its analytics products and services including for disclosure to DST’s customers and other third parties of aggregated and anonymized Financial Product Confidential Information. Access to such products and services is subject to a separate agreement.

(3)

PIMCO and the Financial Product acknowledges that any unauthorized use, misuse, disclosure or taking of DST Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Financial Product and PIMCO will advise all of its employees and agents who have access to any DST Confidential Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

(4)

The Financial Product and PIMCO acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Financial Product and PIMCO consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years; provided that, to the extent Confidential Information includes information that is also a Trade Secret as defined by the Uniform Trade Secrets Act, the obligation to protect such Trade Secrets shall survive the termination of this Agreement and shall remain for so long as such Confidential Information constitutes a Trade Secret, as defined by the Uniform Trade Secrets Act.
(5)

In the event the Financial Product or PIMCO obtains information from DST or the TA2000 System which is not intended for the Financial Product, the Financial Product agrees to (i) immediately, and in no case more than twenty-four (24) hours later, notify DST that unauthorized information has been made available to the Financial Product; (ii) after identifying that such information is not intended for the Financial Product, not review, disclose, release, or in any way, use such unauthorized information; (iii) provide DST reasonable assistance in retrieving such unauthorized information and/or destroy such unauthorized information; and (iv) deliver to DST a certificate executed by an authorized officer of the Financial Product certifying that all such unauthorized information in the Financial Product’s possession or control has been delivered to DST or destroyed as required by this provision.

24. Changes and Modifications.

A.

During the term of this Agreement, DST will use on behalf of the Financial Product, without additional cost to PIMCO or the Financial Product, all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Financial Product, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Financial Product agrees to pay DST promptly for modifications and improvements that are charged for separately at the rate provided for in DST’s standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

B.

DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Financial Product will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Financial Product in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Financial Product is given thirty (30) days prior notice to allow the Financial Product to change its procedures and DST provides the Financial Product with revised operating procedures and controls.

C.

All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

25. Third Party Vendors.

Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of the following types of unaffiliated third parties: (a) courier and mail services including but not limited to Airborne Services, Federal Express, UPS and the U.S. Mails, (b) telecommunications companies including but not limited to AT&T, Sprint, MCI and other delivery, telecommunications and other such companies not under the party’s reasonable control, and (c) third parties not under the party’s reasonable control or subcontract relationship providing services to the financial industry generally, such as, by way of example and not limitation, the National Securities Clearing Corporation (processing and settlement services), Financial Product custodian banks (custody and fund accounting services) and administrators (blue sky and fund administration services), and national database providers such as Choice Point, Acxiom, TransUnion or Lexis/Nexis and any replacements thereof or similar entities, provided, if DST selected such company, DST shall have exercised due care in selecting the same. Such third party vendors are not, nor shall they be deemed, subcontractors for purposes of this Agreement.

26. Limitations on Liability.
A.

If the Financial Product is comprised of more than one Portfolio, each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this

Agreement, every reference herein to the Financial Product shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.
B.

Notice is hereby given that a copy of the Financial Product’s Declaration of Trust and all amendments thereto is on file with the Secretary of State of The Commonwealth of Massachusetts; that this Agreement has been executed on behalf of the Financial Product by the undersigned duly authorized representative of the Financial Product in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Financial Product and shall not be binding upon any trustee, officer or securityholder of the Financial Product individually.

27. Miscellaneous.

A.

This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York, excluding that body of law applicable to choice of law.

B.	All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
C.

The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

D.	No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.
E.	The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
F.	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
G.	If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.
H.

Except as otherwise provided herein, this Agreement may not be assigned by the Financial Product or PIMCO or DST without the prior written consent of the other. DST may assign this Agreement, in whole or in part, or subcontract certain of its obligations hereunder, to any domestic or foreign affiliate of DST.

I.

Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Financial Product, PIMCO and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Financial Product or PIMCO. This Agreement is between DST, PIMCO and the Financial Product and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

J.   Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

K.

The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

L.

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

M.

All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

If to DST:

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, Missouri 64105

Attn: Group Vice President-Full Service

Facsimile No.: 816-435-3455

With a copy of non-operational notices to:

DST Systems, Inc.

333 West 11th Street, 5th Floor

Kansas City, Missouri 64105

Attn: Legal Department

Facsimile No.: 816-435-8630

If to the Financial Product:

PIMCO Flexible Credit Income Fund

c/o Pacific Investment Management Company, LLC

650 Newport Center Drive

Newport Beach, CA 92660

Attn: Gregg Wolf

Facsimile No.:

With a copy of non-operational notices to:

Pacific Investment Management Company, LLC

1633 Broadway

New York, NY 10019

Attn: Legal Department

or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

N.

DST and the Financial Product (including all agents of the Financial Product) agree that during any term of this Agreement and for twelve (12) months after its termination, neither party will solicit for employment or offer employment to any employees of the other. Notwithstanding anything to the contrary, nothing will prohibit: (i) the general solicitation for employment not specifically directed at employees of DST or PIMCO, as applicable, and the hiring as a result thereof, and (ii) the hiring of anyone who initiates contact with DST or PIMCO regarding such employment.

O.

The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained in this Section, Section 27.O. and the provisions of Section 8 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

DST SYSTEMS, INC.
By:	/s/ Christopher C. Shaw

Title:	Officer
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By:	/s/ Lew W. Jacobs

Title:	President and Managing Director

ATTACHMENT I

LIST OF FINANCIAL PRODUCTS

NAME:	CUSIP

PIMCO Flexible Credit Income Fund	[ ]

ATTACHMENT II

ADOPTION AGREEMENT

This Adoption Agreement, dated as of ___________, _____ (this “Adoption Agreement”), by and among DST SYSTEMS, INC. (“DST”), a Delaware corporation, and ___________________, a ____________ (the “Additional Product”).

The Additional Product hereby agrees to (a) become a party to that Agency Agreement, dated as of __________________ (the “Agreement”), originally by and among DST and the Financial Products set forth on Attachment I of the Agency Agreement and those Ancillary Agreements; and (b) be bound by all terms and conditions of the Agency Agreement and the Ancillary Agreements as a “Financial Product” (as such term is defined in the Agreement), or “Customer” (as such term is defined in the Ancillary Agreements), having such rights, entitlements and obligations as set forth in the Agreement. By its signature below, the Additional Product confirms to DST, as of the date hereof, its representations and warranties set forth in the Agreement. The Additional Product acknowledges receipt of a copy of the Agreement and the Ancillary Agreements.

Each of DST and _______________ hereby agrees to accept the Additional Product as a party to the Agreement and the Ancillary Agreements and that the Additional Product shall be a “Financial Product” or “Customer” (as such terms are defined in the Agreement) under the Agreement, having such rights, entitlements and obligations as set forth in the Agreement.

Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Adoption Agreement with regard to the subject matter hereof, the terms of this Adoption Agreement shall control.

This Adoption Agreement may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Adoption Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

DST SYSTEMS, INC.	(the additional Fund)

By:	By:

Title:	Title:

EXHIBIT A

PIMCO FEE SCHEDULE

TERM: 5 YEARS

I. Account Service Fees:

A. Complex Minimum Fee	$125,000 per year

(Note: Includes up to 1 product offerings. These minimums apply to the initial product offering. If a subsequent product offering is added the complex minimum will increase by 50% with each additional product offering.)

II. Interval Fund Fees:

A. CUSIP Minimum Fee	$25,000 per CUSIP per year
B. Account and Processing Fees Compared to Minimum:
Asset Based Fees (basis points) 1
$0 to $250,000,000	2.50 Basis Points
$250,000,000 to $500,000,000	2.00 Basis Points
$500,000,000 - $1,000,000,000	1.50 Basis Points
> $1,000,000,000	1.00 Basis Points
Open Accounts
0 – 50,000	$7.50 per acct per year
> 50,000	$5.00 per acct per year
Closed Account Fee	$1.80 per acct per year

1 Each financial product, inclusive of all share classes for that product, is measured individually for purposes of the asset based fees described above as of the end of the billing period.

PIMCO

New Account Setup Fee – Manual	$15.00 per NASU
New Account Setup Fee — Fully Automated	$2.00 per NASU
Phone Calls	$5.00 per call
Correspondence	$5.00 per item
[Redemption Fees]	$10.00 per item

(Note: CUSIP Minimum (Section II.A) applies unless aggregate charges for all products in the affected month included in Section II.B exceed one-twelfth of the annual minimum.)

III. Other Services: 2

Automated Work Distributor ™ (AWD)	$03

(Does not include hardware or third-party software, products will be priced separately as requested)

Financial Product Setup Fee	$10,000 per CUSIP
Closing Services	$3.00 per position
Closing Services Minimum	$25,000 per product per event

(Closing Services may include the following: coordination from non-traded to listed / traded product, liquidation event, or merger with existing public company. Programming fees related to Closing Services are not included. The greater of the closing services per product minimum or the per position fee will apply.)

K-1 Account Fee	$2.00 per account
K-1 Minimum Fee	$5,000 per year

(Provide K-1 allocation file to the client selected tax preparer)

Escheatment – Inactivity

Base Fee	$3,750 per filing
CUSIP Fee	$250 per CUSIP per filing
Per Item	$5.00 per item plus reimbursable expenses as incurred
Ad-hoc Reports	TBD
AIP	$2,500 per month
Self-directed Custodial Services	$25.00 per SSN-paid by s/o
TA2000 Print Data Transmission
(Data supplied to client selected print vendor)	$0.02 per record
*Aged History Retention Fee – Online	$5.00 per 1,000 lines
*Aged History Retention Fee – Offline	$3.50 per 1,000 lines
*Internet Dealer Commissions	$200 per month
Services Provided	Exhibit A.1
*Vision – requires separate agreement	Exhibit A.2
*FANMail – requires separate agreement	Exhibit A.3
E-Presentment Services Schedule	Exhibit A.4

2 DST requires 120 days’ notice to begin providing Optional Services, which time period may be reduced upon mutual agreement. DST requires 120 days’ notice to cease supporting and billing for Optional Services. The Fund will be billed for Optional Services ended prior to the 120 days at the average monthly amount for that function from the prior six months invoices multiplied by the number of months or partial months to the full 120 day period.

3 The AWD per user cost is waived so long as PIMCO maintains an active AWD agreement with Boston Financial Data Services. If PIMCO fails to maintain such agreement, it will be required to purchase AWD user licenses from DST at DST’s then-current rates.

F-47

PIMCO

IV. *Programming/Implementation Fees:

*Computer/Technical Personnel (2016 Standard Rates):
*Business Analyst/Tester:
Dedicated	$113,087 per year (1,690 hours)
On Request	$90.48 per hour
*COBOL Programmer:
Dedicated	$173,663 per year (1,690 hours)
On Request	$135.20 per hour
*Workstation Programmer:
Dedicated	$220,630 per year (1,690 hours)
On Request	$180.96 per hour
*Web Developer:
Dedicated	$260,543 per year (1,690 hours)
On Request	$215.28 per hour
*Full Service Staff Support:
Senior Staff Support	$77.50 per hour
Staff Support	$57.50 per hour
Clerical Support	$47.50 per hour

Systems Implementation Fee	$50,000
(Applies to the initial implementation of the business only. Due at signing of Letter of Intent).
Data Conversion Fee	TBD

(Applicable only if historic data converted from previous system)

PIMCO

Notes to Above Fees:

1)

The initial term is five (5) years. A Cost of Living increase will occur annually upon each anniversary of the Service Agreement in an amount not less than the annual percentage of change in the Consumer Price Index for all Urban Consumers (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics. Items marked by an “*” are subject to change with 60 days notice.

2)

Reimbursable and Other Expenses are billed as incurred. Reimbursable and Other expenses include but are not limited to: confirmation statements, AML/CIP, regulatory compliance, *Compliance+Program ($32,000/yr)4, escheatment, freight, internal postage, quarterly statements, postage, long distance telephone calls, records retention, customized programming/enhancements, federal wire fees, bank fees, transcripts, microfilm, microfiche, *disaster recovery5, hardware at customer’s facility, telecommunications/network configuration, and lost shareholder search/tracking.

3)	Any fees, reimbursable, or other expenses not paid within 30 days of receipt of invoice will be charged a late payment fee of 1.5% per month until payment is received.

4 10% of annual fees, not to exceed $32,000 per year.

5 The annual charge of $0.206 per account, paid monthly in increments of one-twelfth of the annual charge and will increase proportionate to any increase in DST’s costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after DST’s declaration of a disaster. Data communications expenses for connectivity to the backup sites (DST owned or recovery vendor provided) are part of the DST network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.

SERVICES PROVIDED

Distribution Center

◾	Receipt and sort of incoming mail
◾	Creation of electronic images for all paper received
◾	Automated distribution of work based on assigned priority
◾	Issuance of redemption and replacement checks

Transaction Processing

◾	New Account Establishment
◾	Account Maintenance
◾	Purchases
◾	Repurchases
◾	Transfers

Control

◾	Input of daily prices and dividend rates
◾	Processing of dividend, capital gain and other distributions
◾	Reconciliation of daily bank accounts
◾	Blue Sky Transmissions/Support
◾	Commission Processing and Reconciliation
◾	Cash and Share Reconciliation

Year-End

◾	IRS Reporting

- 1099

- 5498

Broker Servicing (phones)

◾	Inquiry
◾	Correspondence
◾	Commission Inquiries

Shareholder Servicing (phones)

◾	Inquiry
◾	Telephone Transactions
◾	Correspondence
◾	Internet Support

EXHIBIT A.2

VISION

Fee Schedule

Unless specifically indicated otherwise, all fees, charges and discounts will be applied separately to each individual affiliate of Customer that has been assigned a unique management code.

ID Charges

Number of ID Breakpoints	ID Charge Breakpoints
1 - 500	$3.25 per month/per ID for each of the first 500 IDs
501 - 1,000	$3.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000	$2.75 per month/per ID for each of the next 1,000 IDs
2,001 - 3,450	$2.50 per month/per ID for each of the next 1,450 IDs
3,451 - +	No charge for each additional ID over 3,450

In accordance with the schedule above, ID Charges for each affiliate of Customer cannot exceed a monthly maximum of $9,500.

Inquiry Charges
Initial Set-up Fee	None
Per View Charge6
Standard	$0.05
Reduced	$0.025

Statement Charges (optional)
Individual Statement Retrieval Charge	$0.05 per statement
Batch Statement Load Charge7	$0.03 per image
Monthly Statement Interface Support Charge8	$1,300

The Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.

Data Extract Charges2
Advisor Requests	$0.12 per file
Non-Advisor Requests	$6.00 per file

Email Alert Charges
Per email charge	$0.05

6 The Standard Per View Charge is currently assessed when an information request retrieves data from individual system-level tables to return a response. DST may, from time to time, determine that certain information requests that retrieve data from a consolidated table to return a response are eligible for the Reduced Per View Charge. Although the foregoing represents the approach DST has historically taken with respect to Per View Charges, DST reserves the right at any time to change the components and/or structure of the Per View Charge. If applicable, Vision Charges do not include any charges or expenses Customer may incur separately from DST for AWD transactions or images offered through Vision.

7 The Batch Statement Load charge and the Data Extract charge will only be assessed at the time the statements are provided to Vision by the statement vendor or at the time data files are retrieved by Vision, as applicable, not at the time of viewing or downloading.

EXHIBIT A.2, P.2

Transaction Processing Charges (optional)

Initial Set-up Fee	None
Purchase, [Redemption], Exchange, Maintenance	$0.10 per transaction
NSCC Reject Processing	$0.10 per reject
Workflow Response	$0.10 per transaction
New Account Establishment (each new account transaction9	$0.35 per transaction
may contain one or more new accounts)4
New Account Web Service Image Delivery	$0.65 per image
Monthly Minimum10	greater of $500 or actual usage

Dealer/Branch/Rep Updates (optional)

Flat Fee6

SalesConnect Customers (Rep level)	Waived
SalesConnect Customers (Branch level) and Non-SalesConnect Customers

Number of Accounts	Flat Fee Charge
0 – 25,000	$0 per month
25,001 – 100,000	$250.00 per month
100,001 – 500,000	$500.00 per month
500,001 – 1,000,000	$1,000.00 per month
1,000,001 - +	$2,000.00 per month

Per Update

SalesConnect Customers (Rep level)	Waived
SalesConnect Customers (Branch level) and Non-SalesConnect Customers	$0.10 per transaction

DST will combine accounts for all affiliates of Customer for purposes of determining the applicable Flat Fee for Customer’s affiliated corporate complex. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. Customer’s number of accounts will be reviewed every January 1 for purposes of determining the monthly Flat Fee charges for that year.

Volume Discounts

Discount Schedule (monthly)11

$7,500 - $15,000	20%
$15,001 - $30,000	25%
$30,001 - $45,000	30%
$45,001 - +	35%

The percentage discount is applied incrementally to the dollars associated with each breakpoint.

9For clarity, regardless of whether Customer has elected to allow the Financial Products to participate in DST Prime for New Account Establishment and New Account Web Service Image Delivery (DST Prime is a service offered through DST Brokerage Solutions, LLC (“DST BS”) to brokers and other intermediaries and requires an agreement between the broker and DST BS and payment by the broker to DST BS), the Vision charges specified above will apply to all New Account Establishment and New Account Web Service Image Delivery transactions.

10NSCC Reject Processing and Workflow Response shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.

11ID Charges, Monthly Statement Interface Support Charges and Dealer/Branch/Rep Updates Flat Fee are not included in Volume Discount calculations.

EXHIBIT A.2, P.3

Platinum/Gold Discount

An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST’s Vision Services if Customer is utilizing DST’s Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined annual usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. Customer shall receive the following discounts on Vision Services fees for the then current calendar year, in the event the total annual combined usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed at least:

Gold Level

Qualification:	$180,000.00 annually, but less than $300,000.00.
Discount:	The discount for each billing cycle equals 2 1/2% of Vision usage fees billed for such cycle.

Platinum Level

Qualification:	$300,000.00 annually, but less than $2,000,000.00.
Discount:	The discount for each billing cycle equals 5% of Vision usage fees billed for such cycle.

Platinum Plus Level

Qualification:	$2,000,000.00 annually.
Discount:	The discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer’s affiliated corporate complex. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate’s usage fees with Customer’s unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount will be shown on each invoice issued to Customer.

EXHIBIT A.3

FILE AND USAGE FEE SCHEDULE – TA2000

BASIC FAN MAIL SERVICES EXHIBIT

1.	Files.

The following Files may be made available to Recipients:

“Account Position” - This file reports the current Financial Product Unit balance and net asset value for every account, regardless of whether the account had activity. This file is generally provided on a monthly basis and consists of two (2) records per account.

“Direct Financial Activity” - This file is generated as a result of activity being posted to the Financial Product Unit owner account. The information in this file reports all activity involving the movement of money and/or Financial Product Units (with the exception of distributions) and consists of two (2) records per account.

“Account Master Position/New Account Activity/Non-Financial Activity” - This file provides registration information on each Financial Product Unit holder account for the Recipient. The Account Master Position is used to initialize the Recipient’s database. The New Account Activity provides any new accounts established for the Recipient. The Non-Financial Activity is generated from maintenance activity to the Financial Product Unit owner registration. These files consist of three (3) records per account.

“Distribution Activity” - This file is used to confirm all activity resulting from the distribution of a dividend, and long or short term capital gain. The file will be generated after the distribution has been applied to the Financial Product Unit holder account. This file consists of two records (2) per account.

“Daily Price” - This file contains the daily offering price and Net Asset Value of every CUSIP (separate security). This file consists of one (1) record per CUSIP.

“Security” - This file is systematically generated by DST and appended to the end of each associated Account Master Position/New Account Activity/Non-Financial Activity file being delivered. This file may also be generated upon request based on the month-end Account Position file. Unique security investment details such as Ticker/Quotron, CUSIP, Fund and Product Names are reported within this file. This file consists of one (1) record per unique CUSIP delivered in the associated file. Because this file is used to supplement the Account Master Position/New Account Activity/Non-Financial Activity files, DST does not charge any fees for the records provided in this file.

“Average Cost Position/Activity” - This file reports cost basis details including initial cost basis, the source of reporting, the last calculation date, the current net investment figure and current shares. The Average Cost Position file is used to initialize a Recipient’s database. The Average Cost Activity file is generated as a result of a change to the cost basis of an account. These files consist of one (1) record per account.

2.	Usage Fees.

DST will charge Customer fees per record made available, including all “header” records and “trailer” records, in accordance with the following fee schedule. Typically, a single header record is used to designate the beginning of data for a Recipient within a given File and a single trailer record is used to designate the end of data for a Recipient within a given File. One to many records may be included between the “header” and “trailer” records. Most Files consist of two (2) to three (3) records per account, each 160 bytes of information being a separate record.

EXHIBIT A.3, P.2

Accordingly, by way of example, if Customer sends an Account Position File for two Recipients, one with 25 accounts and one with 50 accounts, the following records would be billable to Customer.

	File Type	Records
Recipient A	Header	1
	25 Accounts (2 records per account)	50
	Trailer	1
Recipient B	Header	1
	50 Accounts (2 records per account)	100
	Trailer	1

	Total Records	154

DST will not bill Recipients for the Files made available to them.

Level	Per Record Fees
Branch/Rep	$.018
Dealer	$.012
Daily Price File	$.002 or $1.75 per Recipient per month, whichever is less

3. Volume Discounts.

DST will offer Customer discounts based on the amount of each total per record charge per method of delivery incurred by Customer in a month. The following discount schedule will apply:

Total Per Record Fees	% Discount on Amount Over Threshold
$0.00 - $2,500.00	0%
$2,501.00 - $5,000.00	10%
$5,001.00 - $7,500.00	15%
$7501.00 - $10,000.00	20%
$10,001 - $30,000.00	25%
$30,001.00 - +	50%

Monthly FAN Mail Access and Support Charge $500.00

The Monthly FAN Mail Access and Support Charge paid by Customer shall not be included in the eligible fees for purposes of determining any discount.

4. Gold and Platinum Discounts.

An additional discount shall be applied to the usage fees paid by Customer for (i) Basic FAN Mail Services and (ii) if Customer is utilizing DST’s Vision Services pursuant to the applicable DST agreement for such services, Vision Services as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to this Service Exhibit, and at the beginning of each calendar year thereafter, DST shall review the average combined monthly usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. In the event the average monthly usage fees paid equal or exceed at least $15,000.00, Customer shall receive the following discounts on all usage fees for Basic FAN Mail Services and, if applicable,

EXHIBIT A.4

Vision Services for the then current calendar year:

Gold Level

Qualification:	Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $15,000.00 ($180,000.00 annually) but are less than $25,000.00.
Discount:	If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 10% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 2 1/2% of Vision usage fees and an additional 2 1/2% (i.e., 12 1/2% total) of Basic FAN Mail usage fees billed for such cycle.

Platinum Level

Qualification:	Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $25,000.00 ($300,000.00 annually).
Discount:	If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 15% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 5% of Vision usage fees and an additional 2 1/2% (i.e., 17 1/2% of total) of Basic FAN Mail usage fees billed for such cycle.

Platinum Plus Level

Qualification:	Average combined monthly usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed $166,666.67 ($2,000,000.00 annually).
Discount:	If Customer receives only Basic FAN Mail Services, the discount for each billing cycle equals 25% of the usage fees billed for such billing cycle.

If Customer receives both Basic FAN Mail Services and Vision Services, the discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer’s affiliated corporate complex. In order to qualify, an affiliate of Customer must be an entity which directly or indirectly controls12, is controlled by or under common control with, Customer. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate’s usage fees with Customer’s unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount shall be shown on each invoice issued to Customer.

12 Control” over an entity shall mean (i) the possession, directly or indirectly, of 100% of the voting power to elect directors, in the case of an entity that is a corporation, or members of a comparable governing body, in the case of a limited liability company, firm, joint-venture, association or other entity, in each case whether through the ownership of voting securities or interests, by contract or otherwise and (ii) with respect to a partnership, a general partner thereof or an entity having management rights comparable to those of a general partner shall be deemed to control such entity. The terms “controlling” and “controlled” shall have corollary meanings.

EXHIBIT A.4

SERVICES SCHEDULE

For

e-Presentment Services

This is a “Services Attachment” for e-Presentment Services (“Services”) entered into as of (“Effective Date”) by and between (“Customer”) and Customers, Inc. (“DST”) made a part of the Master Services Agreement dated by and between Customer and DST (“Agreement”). Unless specifically stated otherwise, all terms, covenants and conditions described in the Agreement are incorporated herein by reference as if the same had been described herein in full. In the event of a conflict between the terms set forth in this Services Schedule and the Agreement, the terms of this Services Attachment shall govern.

1.	Definitions

Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Agreement.

“Application” means the Services applications as set forth in this Services Attachment.

“Consent” means End-Users expressed consent to access and retrieve document information, including periodic statements, financial information, disclosure, tax, or confirmation documents, or marketing materials, electronically.

“Development Documents” means any of the following documents: System Requirements Document, Project Development Estimate, Project Requirements Document or any other mutually agreed to document describing the development activities.

“Document” means the equivalent electronic rendition of a single customer communication to an End-User as identified in the Services Attachment, including, but not limited to statement, dunning notice, check image, report, trade confirmation, or tax document.

“Document Type” means the documents set forth in Table A for which the Services will be provided.

“End-User” means (i) Customer’s authorized representatives and (ii) Customer’s customers that have provided Consent to access electronic Applications provided by DST via the Internet.

“Image” means the equivalent of impression that would be applied to one side of a single sheet in a simplex print-processing environment.

“Services” means the services described in this Services Attachment.

“Start of Clock” means the point in time when DST receives the complete, usable file, formatted for presentment.

“Turnaround Time” is described in Table A of Section 2.

2.	Description of Services

2.1	DST will provide the following Services (“Services”):
a.

Data Processing – Non Printed Documents: DST will process Customer’s data, format, and index the data in a design and format as defined in the applicable Development Documents to support the electronic presentment and delivery of Documents.

b.

Load All – Document load, storage and CSR web presentment: DST will process Customer’s data, format, and index data for presentment of Documents in PDF format as described in Table A and applicable Development Documents. DST will load Documents into its electronic Application (“DST Archive”). Documents will be stored for 24 months or until the Agreement is terminated, whichever is earlier, following the load date of Documents. DST shall properly destroy Documents on its system once DST is no longer obligated to maintain such Documents, as set forth herein. All loaded Documents will be available online for CSR viewing, regardless of whether or not the End-User has provided Consent for delivery of Documents.

c.

Consented Load Only – Document, load, storage and CSR web presentment: DST will process Customer’s data, format, and index data for presentment of Documents in PDF format as described in Table A and applicable Development Documents. DST will load Documents for End-Users who have provided Consent for electronic delivery of Documents into its electronic Application (“DST Archive”). Documents will be stored for 24 months or until the Agreement is terminated, whichever is earlier, following the load date of Documents. DST shall properly destroy Documents on its systems once DST is no longer obligated to maintain such Documents, as set forth herein. All loaded Documents will be available online for CSR viewing.

d.

Presentment Hosting: DST will provide a hosted environment to enable Consumer Presentment, Secure eMail and CSR web presentment. Application hosting includes managing the hardware and software environment, the capacity to support presentment, as well as creation, delivery and management of email notifications.

2.2	As requested by Customer and upon payment of additional fees, DST will provide the following optional services:
a.

Statement Presentment via Web Services: Up to twenty-four (24) months of Documents for End-Users, excluding, if applicable, any third party intermediaries such as agents, who have not provided Consent or elected paper suppressions, will be made available via a standard web services request from Customer’s website. All loaded Documents will be available online for CSR viewing, regardless of whether or not the End-User has provided Consent for delivery of electronic Documents.

b.

Statement Presentment for End-Users via DST hosted services: DST will develop Customer branded web pages for electronic presentment of Documents to End-Users, excluding third party intermediaries such as agents, who have provided Consent. DST will provide “document available” email notifications to End-Users indicating that a Document is available online for viewing. This service includes Customer defined requirements for retries of email notifications, as well as spam and bounce management capabilities as defined in the applicable Development Documents. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

d.	Dealer Viewing via VISION: Up to twenty – four (24) months of electronic Documents for third party intermediaries such as dealers will be available via Customers’ VISION application.
e.	Consent and Suppression: DST will provide Customer branded web pages for the collection of End-User Consent for electronic delivery of Documents and suppression of paper based delivery.
f.

Extended Storage of Documents in DST Archive: Customer must notify DST in writing 60 days in advance of the end of any 24 month retention period expiration of Customer’s desire to have Documents stored for additional months. Documents will continue to be retained so long as the Customer has not made a request in writing to terminate Extended Storage. DST shall properly destroy Documents on its system after the required storage period has ended and DST is no longer obligated to maintain such Documents, as set forth herein.

g.

eMail Notifications: DST will create and send an email with content provided by Customer, to Consented End-Users with the email addresses contained in the consent database or as otherwise provided by Customer. eMail delivery occurs after Documents are loaded into the Application and released or made available for viewing. This Service includes Customer defined requirements for eMail retries, spam and bounce management capabilities. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

h.

Regulatory eMail Notifications: DST will create and send an email, with links to respective regulatory documents with content provided by Customer, to Consented End-Users with the email addresses contained in the consent database or as otherwise provided by Customer. eMail delivery occurs after email samples are approved and released for delivery by Customer. This Service includes Customer defined requirements for eMail retries, spam and bounce management capabilities. . DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

i.

Secure eMail Delivery: DST will generate electronic Documents in PDF format, encrypt the Documents and attach to an email template with content provided by Customer, and send via email to End-Users with the email addresses contained in the consent database or as otherwise provided by Customer. Secure eMail delivery occurs after Documents are loaded into the electronic Application and released or made available for viewing. This service includes Customer defined requirements for retries, as well as spam and bounce management capabilities. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

j.

Mailgram – Letter Only: When an eMail Notification bounces back to DST as undeliverable, DST will generate an electronic file in a commercially standard format and present to Customer’s designated print provider.

k.

Mailgram – Letter with Document: When an eMail Notification bounces back to DST as undeliverable, DST will generate an electronic file in a commercially standard format and present to Customer’s designated print provider.

l.

Print from DST Archive: Upon Customer request, DST will generate an electronic file with copies of the Documents stored in DST’s electronic Application in a commercially standard format and present to Customer’s designated print provider.

m.

SMS Mobile Alert Services: DST will create and send out-bund (mobile terminated) SMStext messages with content provided by Customer to Consented End-Users with the mobile number contained in the consent database or as otherwise provided by Customer. This Service includes Customer defined requirements for which events SMS Notifications will be sent. DST will receive and process in-bound (mobile originated) SMS text messages with instructions provided by Consented End-Users according to the Customer defined requirements. DST will make the failed SMS information (a list of undeliverable mobile numbers) available to Customer via a report available in the ePriority portal.

i.	In order for DST to provide the SMS Mobile Alert Services, Customer shall provide DST the following:
1.	Customer’s bank account information for ACH electronic payment processing;
2.	Payment instructions that comply with the ACH Operating Rules and End-User’s required authorization;
3.	Customer’s merchant and terminal IDs for credit card payment processing.
ii.	Customer acknowledges that DST has contracted with a third party Aggregator to enable the SMS Mobile Alert Services.
iii.

DST has no independent means to verify the accuracy or legal status of the information provided by Customer, End-User or Customer’s service representatives. Therefore, for each Payment Instruction processed by DST on behalf of Customer, Customer warrants that (i) each End-User has been authenticated by Customer, (ii) each Payment Instruction is made in accordance with the required authorization of each End-User, (iii) the End-User’s authorization of the Payment Instruction has not been terminated in whole or in part by operation of law or otherwise at the time each Payment Instruction is to be processed, and (iv) each Payment Instruction complies with all applicable rules, federal and state laws and regulations, including, without limitation, the EFTA and Regulation E.

iv.	Customer will not penalize End-User for any errors, failures or delays by DST or the Aggregator.
n.

eMail from DST Archive: DST will process requests to eMail Documents stored in DST’s electronic Application. Customer will be required to enter required data to select and complete the email template. This Service includes Customer defined requirements for e Mail retries, spam and bounce management capabilities as defined in the applicable Development Documents. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

o.

Fax from DST Archive: DST will process requests to fax Documents stored in DST’s electronic Application. Customer will be required to enter required data to complete a fax cover sheet, which will count as one sheet. This Service includes retries as set forth in the applicable Development Documetns.as defined in the applicable Development Documents.

p.

Document Load from Customer’s Historical Archive: DST will process Customer’s historical data along with an index file as described in Table A and applicable Development Documents. DST will load the data into its electronic Application (“DST Archive”). The data will be stored for twenty-four (24) months or until the Agreement is terminated, whichever is earlier following the load date of Documents. DST shall properly destroy Documents on its system once DST is no longer obligated to maintain such Documents, as set forth herein. All Documents will be available online for CSR viewing, regardless of whether or not the End-User has provided Consent.

q.

Marketing eMails to Customer’s customers: DST will create and send emails containing content provided by Customer to the email addresses contained in an email request via batch file or web services as provided by Customer. eMail delivery occurs after each email file is released. This Service includes Customer defined requirements for eMail retries, spam and bounce management capabilities. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.This Service is intended for emails sent to Customer’s customers for any business related communication, and is specifically not available for solicitation purposes.

Table A: Presentment Document Types, Turnaround Times, Volumes and Frequency

[Table content to be customized based on client]

Document Type to be Presented [Customize based on customer requirements.]	Turnaround Time (from Start of Clock to release of Documents)	Frequency Packages/ Sheets/ Images	Frequency or Production Period
Letters (daily runs)	TBD	TBD	TBD
Consolidated Daily Confirms (CDLY)	TBD	TBD	TBD
Investor Statements (INVM) (can be monthly or quarterly)	TBD	TBD	TBD
Dealer Statements	TBD	TBD	TBD
Tax Forms (YPCT)	TBD	TBD	TBD

Table B: Service Types and Turnaround Times [Table content to be customized based on client]

Service Type	Turnaround Time
eMail Notifications	Within 24 hours after release of Documents, e-Mails will be sent via the Internet.
Mailgram – Letter Only	Within 48 hours from the daily cutoff time as defined in the applicable Development Documents printed versions of Documents with cover sheets will be sent to the postal delivery carrier.
Mailgram – Letter with Document	Within 48 hours from the daily cutoff time as defined in the applicable Development Documents, printed versions of Documents with cover sheet will be sent to the postal delivery carrier.
Print from DST Archive	Within 48 hours from the daily cutoff time as defined in applicable Development Document, printed versions of Documents with cover sheet will be sent to the postal delivery carrier.
eMail with DST Archive	Within 5 minutes from receipt of request, email notifications with attachments will be faxed to End-Users.
Fax from DST Archive	Within 15 minutes from receipt of request, printed versions of Documents with fax cover sheet will be faxed to End-Users.
2.3	Development Documents

The Development Documents describe all requirements for customization of the Services, the web site, and other systems and software utilized in connection with performance of the Services. Customer will comply with the terms of the Development Documents that describe any project assistance that may be required for completion of deliverables described in the Development Documents. The Services may also include such additional services and/or customization of the Services as may be mutually agreed upon by the Parties from time to time. Each such additional service and/or customization, together with such additional pricing, fees, expenses, terms, conditions, as mutually agreed by the Parties, shall be detailed in separate Development Documents that will be annexed to and made a part of this Services Attachment.

3.	Service Levels

3.1	DST shall meet the performance levels identified in the following table assuming the Internet, third party providers, and network components external to DST are available and operating.

Function	Service Level
Access to electronic documents (System Availability)	24x7x365 up-time availability at 98.0% or greater availability per month not including scheduled maintenance (“System Availability”). In addition, services will not be available during scheduled maintenance, which will be communicated to Customer prior to the downtime. Note Up-time = [Total time – (scheduled maintenance time + down time)]/[Total time – scheduled maintenance time]
3.2	No more than two (2) times each calendar year, each DST facility will be taken down completely for extended maintenance, for approximately twelve (12) hours.
3.3

Customer recognizes that certain normal scheduled outages (including, but not limited to, scheduled maintenance, of which Customer will be notified within thirty (30) days of the initiation of processing) and pre-planned extraordinary events (e.g. major hardware or software installations) may affect DST’s ability to achieve the agreed performance levels. DST will use reasonable efforts to schedule the extended maintenance events so as to minimize disruption to Customer’s operations and shall provide at least fifteen (15) days prior notice of such events. Any Service Level commitment shall be extended by the time of the scheduled maintenance periods.

3.4	DST shall not be responsible for missing the performance parameters when such failure was a result of:
•	A failure to perform properly or timely by a third party whose performance is a prerequisite for DST’s performance.
•	Failures attributable to user errors or misuse of the eCommunications Services
•	Failures to use corrections supplied by DST or modifications made by Customer or any third party.
•	Unavailability of a system or service where such unavailability results in whole or in part from Customer- controlled equipment.
3.5

If the timely availability of any Customer or service depends on equipment Customer controls (such as Customer’s network, servers, and workstations), Customer is responsible for assuring the proper functioning of such equipment.

3.6

Internet. Customer acknowledges that the Internet is an unsecure, unstable, unregulated, unorganized and unreliable environment, and that the ability of DST to provide the eCommunications Services is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers and encryption system developers and other vendors and third parties. In addition to the other events of Force Majeure set forth in the Agreement, neither Party shall be liable for any delays or failures to perform any of its obligations hereunder to the extent that such delays or failures are due to power failures, functions or malfunctions of the Internet, telecommunications services, firewalls, encryption systems and security devices, or governmental regulations imposed after the date of this Attachment.

4.	Delivery of Data for Processing, Schedules and Data Requirements

Customer will transmit via a mutually agreed upon method and on an agreed upon schedule.

Delivery of the Customer Data to the DST production facility will be via the format, protocols and formatting instructions set forth in the agreed Development Documents and Customer Data must fulfill the requirements identified in the Development Documents.

DST will have no responsibility for delays or errors resulting from Customer’s failure to provide Customer Data correctly. Customer may, at its option, transmit Customer data before Customer has made a final accuracy check. Therefore, DST will hold all production until a written or electronic release has been issued by Customer. Should retransmissions be necessary or a release be issued that is later rescinded, Customer shall pay DST the applicable processing Fees, (i.e. Load All, Statement Presentment, and Electronic Distribution and Notification fees), for any work performed prior to rescission at the rates set forth in the Pricing Attachment.

5.	Obligations and Conditions of Services
5.1

DST assumes no responsibility for the business results achieved from use of the Services or errors or interruptions caused by third parties, including but not limited to (i) failures attributable to user errors or misuse of the Services, (ii) failures to use corrections supplied by DST, or (iii) modifications by Customer or any third party. DST makes no warranty with respect to the performance of third parties such as web portals, automated clearing houses, financial institutions, and other internet service providers and telecommunication carriers, or as to the reliability, security or performance of the internet.

5.2

Customer will promptly notify DST of any suspected fraudulent activity of which Customer may become aware during the Term. Customer will only use the payment services for the purposes contemplated herein and in accordance with the policies and procedures provided by DST.

5.3	Customer will notify DST in writing immediately if it becomes aware of any claim of loss or liability by a third person related to a Service.
6.	Fees

DST will perform the Services in exchange for the Fees set forth in the Fees Exhibit attached hereto as Exhibit A.

7.	Term and Termination

This Services Attachment shall be effective upon the Effective Date and shall be coterminous with the Agreement unless either Party provides written notice of intent not to renew at least one hundred and eighty (180) days prior to the expiration date of the Initial Term or the then current Renewal Term (as such terms are defined in the Agreement). The Initial Term and Renewal Term are collectively referred to as the “Term”. In the event that Customer upon termination or expiration of this Services Attachment requests DST to provide Customer with return data files to support an equivalent solution additional fees will apply.

8.	Limitation of Liability

For the purposes of this Service Exhibit, the limitation of liability shall be as follows:

(i) DST’s aggregate liability, under this Service Exhibit, whether in contract or in tort or otherwise, shall be limited to an amount not to exceed the aggregate of fees (but not including reimbursable expenses) actually received by DST under to this Service Exhibit during the preceding twelve (12) months.

(ii) The foregoing limit on liability shall not apply to damages resulting from fraud by, or the intentional malicious acts or intentional malicious omissions of, DST’s employees. For purposes of this Service Exhibit “intentional malicious acts or intentional malicious omissions” shall mean those acts undertaken or omitted purposefully under the circumstances in which the person knows that such acts or omissions violate this Service Exhibit and are likely to cause damage or harm to Customer.

IN WITNESS WHEREOF, the Parties execute this Services Attachment through their authorized representatives as of the Effective Date.

Customers, Inc.	Customer

By:	By:

Print:	Print:

Title:	Title:

Date:	Date:

E-PRESENTMENT SERVICES

FEE SCHEDULE*

Electronic Media	Solution for Investors, Advisors, and Fund Sponsors.

		Per Document
Loading Fee	Document presentment, which includes loading and storing confirmation statements, letters, and tax forms for 24 months at DST’s Winchester data center. All documents are available online for viewing through DST’s web service, regardless of whether or not the Investor has provided consent for receipt of online documents. A document represents one statement/letter that an investor would have received in one mailed envelope package, regardless of the number of pages in that envelope.	$0.07210
Vision Channel Fee	Document presentment to support online viewing for advisors through the DST Vision web application.	$0.02190
Archival	Documents presentment for an extended term beyond 2 years of the loading fee above per year.	$0.01000

		Per E-Mail
E-Mail Notification	E-mail notification to Investors of document availability on DST web service. Notification volume will be determined by Investor consent to shut off paper.	$0.10000

Regulatory E- Mail Notification	E-mail notification to Investors that provided consent for compliance documents made available on-line.	$0.29000
Development

Designing, coding, constructing, software integration and unit testing software solutions. Updating email templates. Print analysis involves the developing and deploying of print resources. Preparing and creating the Project Requirements Document, Input Data Map, Document Type map, and other documents required under the System Development Life Cycle (SDLC). Managing project software

Events.

		Per Hour $150.00
Implementation	One time additional implementation set up fee separate from on-boarding fee.	One-Time TBD
*

The fees are subject to an increase on each anniversary of the agreement in an amount not less than the annual percentage change in the Consumer Price Index for all Urban Consumers (“CPI-U”) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary. The fees presented in this Exhibit A are subject to change unless this Services Attachment is agreed to and executed by the Parties no later than December 31, 2016.

EXHIBIT B

AUTHORIZED PERSONNEL

Pursuant to Section7.A. of the Agency Agreement between Pacific Investment Management Company LLC on behalf of PIMCO Flexible Credit Income Fund (the “Financial Product”) and DST (the “Agreement”), the Financial Product authorizes the following Financial Product personnel to provide instructions to DST, and receive inquiries from DST in connection with the Agreement:

Name	Title

Peter G. Strelow	Managing Director of PIMCO

Eric D. Johnson	Executive Vice President of PIMCO

Greggory S. Wolf	Senior Vice President of PIMCO

Brian Pittluck	Senior Vice President of PIMCO

Christopher M. Morin	Vice President of PIMCO

Trent Walker	Executive Vice President of PIMCO, Financial Reporting Manager

William G. Galipeau	Executive Vice President of PIMCO, Fund Administration

DST SYSTEMS, INC.	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By: /s/ Christopher C. Shaw	By: /s/ Lew W. Jacobs

Print Name: Christopher C. Shaw	Print Name: Lew W. Jacobs

Title: Officer	Title: President and Managing Director

Date: 3/29/17	Date: March 28, 2017

This Exhibit may be revised by the Financial Product by providing DST with a substitute Exhibit B. Any such substitute Exhibit B shall become effective twenty-four (24) hours after DST’s receipt of the document and shall be incorporated into the Agreement.

EXHIBIT C

INFORMATION PROTECTION PROGRAM

DST has a formal Information Protection Program (IPP) that was established and exists as a working roadmap for DST security. DST does Risk Assessments, Security Assessments, Security Awareness for the corporation as a whole, targeted training for specific applicable groups, and other security related activities. DST has a program and process pursuant to which DST reviews its technology and architecture and security requirements and needs.

Integral to the function of the IPP is the Global Security Council (GSC). The GSC convenes periodically during the year and is responsible for 1) identifying, measuring and rating risks, 2) approving policies, standards, and practices, and 3) assessing and reporting progress towards compliance. The GSC convenes periodically during the year and is responsible for providing executive level oversight and guidance to the Information Protection Program.

A component of the IPP is DST’s Policies, Control Standards, and Technology Baselines. DST’s Security Management Console (SMC) is an on-line system DST obtained from Archer Technologies that provides Security Policies, Control Standards, and Technical Baselines, oriented to the financial industry. The policies and standards incorporated in the SMC are designed to be consistent and evolve with ISO27001, HIPAA, Data Protection Act of 1998, IS Forum Standards, FFIEC IS Booklet, and MAS to the extent DST deems them applicable to its business.

DST has in place security log and activity monitoring, on a 24x7x365 basis. DST has an Intrusion Detection System (IDS) implemented to keep us informed on network activity. DST has an incident response process to deal with unexplainable logs and activities that are observed. This process is reviewed for validity and effectiveness for the purpose. DST also uses at least annually, third party security reviews to provide the information to support DST’s security efforts. DST will share summary level information related to application source code vulnerability scans. The information will only be made available to the Financial Product while on-site at DST’s premises. If vulnerabilities are identified, then DST shall review such results in efforts to determine in its sole discretion whether additional remediation efforts are required.

All of the foregoing policies and procedures are subject to regular review and modification without notice, it being agreed that (i) no change to the foregoing shall diminish the over-all level of security and protections afforded to The Financial Product Data as maintained on the DST Subaccounting System and the DST Facilities and (ii) DST hereby undertakes that it shall at all times have in place data security policies and standards that are reasonably designed to be consistent and evolve with ISO27001, HIPAA, Data Protection Act of 1998, IS Forum Standards, FFIEC IS Booklet, and MAS to the extent DST reasonably deems them applicable to its business.

EXHIBIT D

AML DELEGATED DUTIES

1.	Delegation.

Subject to the terms and conditions set forth in the Agreement, the Financial Products, or their agents, hereby delegate to DST those aspects of each Financial Product’s AML program (the “AML Program”) that are set forth in Section 4 below (the “Delegated Duties”). The Delegated Duties set forth in Section 4 may be amended, from time to time, by mutual agreement of the Financial Products (or their agents) and DST upon the execution by such parties of a revised Schedule bearing a later date than the date hereof.

DST agrees to perform such Delegated Duties, with respect to the ownership of shares in each Portfolio for which DST maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of the Agreement.

Upon request of a Financial Product, DST agrees to provide periodic reports, certification and any other information pertaining to the delegated duties as set forth below and carried out by DST and to notify the Financial Product of any material changes to the DST’s AML policies and procedures as soon as reasonably practicable.

2.

Limitation on Delegation. The Financial Products acknowledge and agree that in accepting the delegation hereunder, DST is agreeing to perform only the Delegated Duties, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by a Financial Product with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that DST shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Financial Products for which DST maintains the applicable shareholder information.

3.	Delegated Duties13
3.1	Consistent with the services provided by DST and with respect to the ownership of shares in each Portfolio for which DST maintains the applicable shareholder information, DST shall:

(a) Submit all new account registrations and registration changes through the Office of Foreign Assets Control (“OFAC”).

(b) Submit all account registrations, including any changes, through the OFAC database.

(c) Submit special payee information from checks, outgoing wires and systematic withdrawal files through the OFAC database on a daily basis.

13 The accounts, transactions, items and activity reviewed in each case are subject to certain standard exclusions, which have been made available to the Financial Products and which may be modified from time to time as agreed to by the parties.

(d) Review certain types of redemption transactions (as agreed to by the parties) that occur within thirty (30) days of an account establishment, registration change, or banking information change (e.g. redemption by wire within 30 days of banking information change; rapid depletion of account balance (80% or more of initial purchase for those purchases of $5,000 or greater) within 30 days of establishment; and redemption by check within 30 days of address change).

(e) Review wires sent pursuant to banking instructions other than those on file with DST.

(f) Review accounts with 10 or more purchases if such purchases individually total $5,000 or greater, followed by redemptions within 30 days that exceed: (i) $100,000 in a dealer controlled account; or (ii) $1,000,000 in a non-dealer controlled institutional account.

(g) Review purchases by check or other cash equivalent that equal or exceed $100,000 (individually) for the same shareholder (SSN) on the same day.

(h) Review redemptions by check that equal or exceed $100,000 if a registration maintenance has occurred within a thirty (30) day period (individually or in the aggregate) for the same shareholder (SSN) on the same day.

(i) Compare all new accounts and registration maintenance through DST’s “Known Offenders” database and notify the applicable Financial Product(s) of any match.

(j) Determine when a suspicious activity report (“SAR”) should be filed as required by regulations applicable to mutual funds; notify the applicable Financial Product(s) immediately upon determination to file a SAR and prior to the actual filing in accordance with Section 4.2 below; prepare and file any such SAR as required by applicable law or regulation and in accordance with Section 4.2; provide the Financial Product with a copy of the SAR within a reasonable time after filing; and notify theFinancial Productif any further communication is received from the U.S. Department of the Treasury or other law enforcement agencies regarding such filing. The SAR will be filed electronically in accordance with FinCEN’s applicable electronic filing requirements, as may be updated from time to time by FinCen.

(k) Compare account information to any FinCEN request received by a Financial Product (and provided to DST) pursuant to USA PATRIOT Act Sec. 314(a). Provide the applicable Financial Product(s) with the necessary information for it to respond to such requests within required time frame.

(l) (i) Verify the identity of any person and the existence of any entity seeking to establish a new customer account relationship with a Financial Product pursuant to the regulations under Section 326 of the USA PATRIOT Act and notify such Financial Product in the event such customer cannot be verified, (ii) Maintain records of the information used to verify the person’s identity or entity’s existence, as required, and (iii) Determine whether the customer appears on any lists of known or suspected terrorists or terrorist organizations provided to a Financial Product by any government agency in accordance with the USA PATRIOT ACT.

(m) Upon the request of a Financial Product, compare all new customers, all new accounts and any change to the customer file or registration of an existing account against the FinCEN 311 Special Measures list of entities and/or jurisdictions with a “Final Rule” designation (where such designation has not been rescinded at the time of the comparison) to determine if such Financial Product is involved with any foreign jurisdiction, foreign financial institution, class of transactions and type of account, designated from time to time by the U.S. Department of Justice in order to identify and take certain “special measures” as required under Section 311 of the USA PATRIOT Act (31 CFR 103.193).

(n) Create and retain records required under 31 CFR 103.33 in connection with the transmittals of funds in amounts equal to or in excess of $3,000, and transmit such information on the transactions to the receiving financial institutions, and

(o) Create and retain records with respect to the carrying out of the delegated duties as set forth above in accordance with applicable laws.

3.2

In the event that DST detects activity as a result of the foregoing procedures, which necessitates the filing by DSTof a SAR on behalf of a Financial Product, or other similar report or notice to OFAC, DST shall first immediately notify the applicable Financial Product (s) (unless legally prohibited from doing so) and shall then work with the applicable Financial Product (s) as to the appropriate next steps, including but not limited to, making required filings with OFAC. Notwithstanding the foregoing, dDST shall obtain the prior approval of the applicable Financial Product before filing a SAR on behalf of such Financial Product.